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                                                                     EXHIBIT 2.2

================================================================================

                               EXCHANGE AGREEMENT

                                     between

                          AT&T WIRELESS SERVICES, INC.

                                       and

                       UNITED STATES CELLULAR CORPORATION

                            Dated as of March 7, 2003

================================================================================

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                                TABLE OF CONTENTS

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
                                                                                               Page
ARTICLE 1 TRANSACTIONS............................................................................6

     Section 1.1.   Exchange of Assets............................................................6
     Section 1.2.   Assumption of Liabilities.....................................................9
     Section 1.3.   Like-Kind Exchange...........................................................12
     Section 1.4.   License Exchange Options.....................................................13
     Section 1.5.   License Call Options.........................................................14
     Section 1.6.   Working Capital Adjustment...................................................15
     Section 1.7.   Certain Agreements...........................................................17

ARTICLE 2 CLOSING................................................................................17

     Section 2.1.   Time and Place of Closing....................................................17
     Section 2.2.   Closing Actions and Deliveries...............................................18

ARTICLE 3 REPRESENTATIONS AND WARRANTIES OF AWS..................................................19

     Section 3.1.   Organization.................................................................19
     Section 3.2.   Authority....................................................................19
     Section 3.3.   Execution and Enforceability.................................................19
     Section 3.4.   No Conflict or Consents......................................................20
     Section 3.5.   No Broker....................................................................20
     Section 3.6.   FCC Matters..................................................................20
     Section 3.7.   Litigation Regarding the AWS Licenses........................................22
     Section 3.8.   AWS Entities.................................................................22
     Section 3.9.   Partnership Interests........................................................23
     Section 3.10.  Employee Plan and ERISA Liabilities and Liens................................23
     Section 3.11.  Tax Matters..................................................................23
     Section 3.12.  Compliance with Laws.........................................................24
     Section 3.13.  Agreements with Non-AWS Entities.............................................24

ARTICLE 4 REPRESENTATIONS AND WARRANTIES OF USCC.................................................25

     Section 4.1.   Organization.................................................................25
     Section 4.2.   Authority....................................................................25
     Section 4.3.   Execution and Enforceability.................................................25
     Section 4.4.   No Conflict or Consents......................................................26
     Section 4.5.   No Broker....................................................................26
     Section 4.6.   FCC Matters..................................................................26
     Section 4.7.   Litigation Regarding USCC Assigned Licenses..................................28
     Section 4.8.   Tax Matters..................................................................28
     Section 4.9.   Title and Sufficiency of USCC Assets.........................................29
     Section 4.10.  Real Property................................................................29
     Section 4.11.  Intellectual Property........................................................30
     Section 4.12.  Compliance with Laws.........................................................31
     Section 4.13.  Governmental Authorizations..................................................32
     Section 4.14.  Employee Benefit Plans.......................................................32

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
     Section 4.15.  Employment Matters...........................................................34
     Section 4.16.  Labor Matters................................................................35
     Section 4.17.  Environmental Matters........................................................36
     Section 4.18.  Agreements, Contracts and Commitments........................................37
     Section 4.19.  Books of Account.............................................................38
     Section 4.20.  Financial Statements.........................................................38
     Section 4.21.  Absence of Undisclosed Liabilities...........................................38
     Section 4.22.  Absence of Changes or Events.................................................39
     Section 4.23.  Accounts Receivable..........................................................39
     Section 4.24.  Inventories..................................................................39
     Section 4.25.  Machinery and Equipment......................................................40
     Section 4.26.  Cell Sites...................................................................40
     Section 4.27.  Litigation Regarding USCC Systems, USCC Assets...............................40
     Section 4.28.  Liability to Affiliates......................................................41
     Section 4.29.  CALEA........................................................................41
     Section 4.30.  Insurance....................................................................41
     Section 4.31.  Business Activity Restriction................................................41
     Section 4.32.  USCC Entities................................................................41

ARTICLE 5 COVENANTS AND AGREEMENTS...............................................................42

     Section 5.1.   Commercially Reasonable Efforts and Other Agreements.........................42
     Section 5.2.   Consents of Third Parties....................................................43
     Section 5.3.   Prohibited Transactions......................................................44
     Section 5.4.   Confidentiality..............................................................45
     Section 5.5.   Access and Information.......................................................46
     Section 5.6.   Conduct of Business..........................................................47
     Section 5.7.   Negative Covenants...........................................................48
     Section 5.8.   Risk of Loss.................................................................49
     Section 5.9.   Casualty Insurance Proceeds..................................................49
     Section 5.10.  Tax Matters..................................................................50
     Section 5.11.  Post-Execution Contracts.....................................................50
     Section 5.12.  Buildout Requirements........................................................51
     Section 5.13.  Microwave Clearing...........................................................51
     Section 5.14.  Acquisition of Non-AWS Entity Licenses.......................................52

ARTICLE 6 EMPLOYEES AND EMPLOYEE BENEFIT PLANS...................................................52

     Section 6.1.   Transitioned Employees.......................................................52
     Section 6.2.   Health, Welfare and Retirement Benefit Plans.................................54
     Section 6.3.   Employment Taxes.............................................................55
     Section 6.4.   WARN Act.....................................................................55

ARTICLE 7 CLOSING CONDITIONS.....................................................................55

     Section 7.1.   Conditions to Obligations of AWS.............................................55
     Section 7.2.   Conditions to Obligations of USCC............................................57

ARTICLE 8 INDEMNIFICATION........................................................................58

     Section 8.1.   Survival.....................................................................58

                                        2
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
     Section 8.2.   Indemnification Obligation of USCC...........................................59
     Section 8.3.   Indemnification Obligation of AWS............................................60
     Section 8.4.   Limitations on Liability for Losses..........................................60
     Section 8.5.   Notice of Claims.............................................................62
     Section 8.6.   Third Party Claims...........................................................62

ARTICLE 9 TERMINATION............................................................................63

     Section 9.1.   Termination..................................................................63
     Section 9.2.   Effect of Termination........................................................64

ARTICLE 10 MISCELLANEOUS.........................................................................64

     Section 10.1.  Governing Law................................................................64
     Section 10.2.  Assignment...................................................................65
     Section 10.3.  Entire Agreement.............................................................65
     Section 10.4.  Amendments and Waivers.......................................................65
     Section 10.5.  Notices......................................................................66
     Section 10.6.  Headings.....................................................................67
     Section 10.7.  Severability.................................................................67
     Section 10.8.  No Third-Party Beneficiaries.................................................67
     Section 10.9.  Remedies Cumulative..........................................................67
     Section 10.10. Expenses.....................................................................67
     Section 10.11. Counterparts.................................................................68
     Section 10.12. Specific Performance.........................................................68
     Section 10.13. Further Assurances...........................................................68
     Section 10.14. Retention of Assets Prior to Closing.........................................68
     Section 10.15. Reformation..................................................................68
     Section 10.16. Definitions..................................................................69
     Section 10.17. No Set-Off...................................................................79

EXHIBITS

Exhibit A  - Form of License Exchange Agreement
Exhibit B  - Form of License Acquisition Agreement
Exhibit C  - Form of Instrument of Assignment (AWS Assigned Licenses)
Exhibit D1 - Form of Assumption Agreement (AWS Assumed Liabilities)
Exhibit D2 - Form of Assumption Agreement (USCC Assumed Liabilities)
Exhibit E  - Form of Instrument of Assignment (USCC Assigned Licenses)
Exhibit F  - Form of Bill of Sale and Assignment (USCC Assets)
Exhibit G - Form of Assignment and Assumption Agreement (Section 1.5 Licenses) Exhibit H - Form of Instrument of Assignment (Partnership Interests)
Exhibit I  - Form of Post-Closing Master Lease Agreement
Exhibit J  - Form of USCC Brand License Agreement

SCHEDULES

Schedule I-A     - AWS Entity Licenses
Schedule I-B     - AWS Non-Entity Licenses

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Schedule II      - Partnership Interests
Schedule III     - USCC Assigned Licenses
Schedule IV      - Knowledge (USCC)
Schedule V       - Knowledge (AWS)

Schedule 1.1(a)  - Certain USCC Assets
Schedule 1.1(c)  - Excluded Assets
Schedule 1.2(a)  - Non-Current Liabilities
Schedule 1.6     - Working Capital Adjustment
Schedule 1.7     - Certain Agreements
Schedule 5.10(b) - Tax Allocation
Schedule 6.1(a)  - Designated Employees

AWS Disclosure Schedule
USCC Disclosure Schedule

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                               EXCHANGE AGREEMENT

         This EXCHANGE AGREEMENT, dated as of March 7, 2003, is made and entered into by and between AT&T Wireless Services, Inc., a Delaware corporation ("AWS"), and United States Cellular Corporation, a Delaware corporation ("USCC"). Capitalized terms used but not defined in the provision in which they first appear have the meanings ascribed thereto in Section 10.16(a).

         WHEREAS, (a) AWS holds, through one or more wholly-owned subsidiaries as set forth on SCHEDULE I-A, authorizations from the FCC to provide personal communications services ("PCS") in certain BTAs/MTAs, all as such authorizations (including the applicable point-to-point microwave licenses) are described on
Part 1 of SCHEDULE I-A (the "AWS ENTITY LICENSES"), (b) the Persons listed on
SCHEDULE I-B (each, a "NON-AWS ENTITY") hold authorizations from the FCC to provide PCS in certain BTAs/MTAs, all as such authorizations (including the applicable point-to-point microwave licenses) are described on SCHEDULE I-B (the "NON-AWS ENTITY LICENSES" and, together with the AWS Entity Licenses, the "AWS LICENSES"), and (c) AWS holds, directly or indirectly, the equity ownership interests in certain partnerships as set forth on SCHEDULE II (the "PARTNERSHIP INTERESTS");

         WHEREAS, (a) USCC holds, through one or more wholly-owned subsidiaries as set forth on SCHEDULE III, authorizations from the FCC to provide cellular wireless communications services in certain RSAs/MSAs identified on SCHEDULE III (the "USCC SERVICE AREA"), all as such authorizations (including the applicable point-to-point microwave licenses) are described on SCHEDULE III (the "USCC ASSIGNED LICENSES"), (b) utilizing the USCC Assigned Licenses, USCC operates cellular wireless communications systems in each of the RSAs/MSAs set forth on
SCHEDULE III (the "USCC SYSTEMS"), and (c) utilizing the USCC Systems, USCC is engaged in the business of marketing, selling and providing cellular wireless communications services in each of the RSAs/MSAs set forth in SCHEDULE III (the "USCC BUSINESS");

         WHEREAS, as a condition to the consummation of the exchange, AWS shall acquire from the Non-AWS Entities the Non-AWS Entity licenses at or prior to the Closing such that one or more AWS Entities will deliver such Non-AWS Entity licenses to USCC or a designated Affiliate in accordance with this Agreement; and

         WHEREAS, the parties wish to effect, or cause to be effected, an exchange of (i) the AWS Assigned Licenses (as defined herein), the Partnership Interests and cash consideration for (ii) the USCC Assigned Licenses and certain assets of the USCC Systems and certain related liabilities, all to the fullest extent possible as a like-kind exchange of property under Section 1031 of the Code, and all on the terms and subject to the conditions set forth herein.

         NOW, THEREFORE, in consideration of the premises and the mutual representations, warranties, covenants, conditions and agreements hereinafter set forth, the parties agree as follows:

                                        5
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                                    ARTICLE 1
                                  TRANSACTIONS

         Section 1.1.     EXCHANGE OF ASSETS

         Upon the terms and subject to the conditions hereof, at Closing:

         (a) AWS will, and will cause each AWS Entity to, assign, transfer, deliver and convey to USCC, a designated Affiliate, or a "qualified intermediary" (within the meaning of Treasury Regulation Section 1.1031(k)-1(g)(4)) designated by USCC, free and clear of all Liens (other than Permitted Liens), and USCC or its designee will acquire, all right, title and interest of the applicable AWS Entity in and to (i) subject to Section 5.14, the AWS Assigned Licenses, (ii) the Partnership Interests and (iii) $30,750,000 in cash (the "CASH PAYMENT"), provided, that the amount of the Cash Payment shall be subject to adjustment at the Closing and after the Closing in accordance with the terms of Section 1.6; and

         (b) USCC will, and will cause each USCC Entity to, assign, transfer, deliver and convey to AWS or a designated Affiliate, free and clear of all Liens (other than Permitted Liens), and AWS (or its designee) will acquire, all right, title and interest of the applicable USCC Entity in and to (i) the USCC Assigned Licenses, and (ii) except for the Excluded Assets set forth in subsection (c) below and the USCC Assigned Licenses, all of each USCC Entity's right, title and interest in and to the following assets, principally used or held for use, in connection with the operation of the USCC Systems, and, with respect to tangible assets, that are located in the USCC Service Area (collectively, the "USCC ASSETS"):

               (i) (x) all Cell Sites, towers, transmitters, antennae, generators, wireless switches and related components used or held for use in connection with the operation of the USCC Systems and located in the USCC Service Area, and (y) test equipment, technical facilities, telephone handsets, computers and accessories to the extent principally used or held for use in connection with the operation of the USCC Systems and which are located in the USCC Service Area;

               (ii) all electronic serial numbers and mobile numbers associated with each subscriber of the USCC Systems, billing numbers, if any, associated with each such subscriber, sales records, credit data and other information and data relating to subscribers of the USCC Systems, images of all subscriber bills from January 1, 2001 through the Closing Date, any contracts with subscribers of the USCC Systems and the applicable USCC Entity's right to receive payments from such subscribers pursuant to any such contracts for service rendered on and after the Closing Date, and all claims, deposits, prepayments, prepaid assets, refunds, causes of action, rights of recovery, rights of setoff and rights of recoupment with respect to subscribers of the USCC Systems;

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               (iii)    engineering plans, surveys and related information and
         data collected, held or owned by each USCC Entity, directly relating to the operation of the USCC Systems that are located in the USCC Service Area;

               (iv) copies of all subscriber lists and other documentation to the extent principally relating to subscribers of the USCC Systems;

               (v)      all System Permits;

               (vi) copies of all information and data compiled by the applicable USCC Entity's customer service center(s) with respect to subscribers of the USCC Systems;

               (vii) all machinery, equipment (both fixed and mobile, including computer equipment), trucks and other vehicles, office equipment, furniture, furnishings, and fixtures, in each case to the extent principally used or held for use in connection with the operation of the USCC Systems and which are located in the USCC Service Area (collectively, the "MACHINERY AND EQUIPMENT");

               (viii)   all Inventory;

               (ix) all accounts receivable relating to subscribers of the USCC Systems, and rights to receive payment from such subscribers, in each case to the extent directly relating to or arising in connection with the operation of the USCC Systems (collectively, "ACCOUNTS RECEIVABLE");

               (x) all rights of the applicable USCC Entity under the USCC System Contracts, together with all rights to assert claims and take other actions in respect of breaches, defaults and other violations of such USCC System Contracts;

               (xi) all warranties, indemnities, guarantees and similar rights to the extent principally relating to the operation of the USCC Systems;

               (xii) copies of all information, data and files to the extent principally used or held for use in connection with the operation of the USCC Systems, and copies of all Books and Records;

               (xiii) all rights of each USCC Entity under covenants not to compete or to solicit subscribers with respect to the USCC Systems, to the extent transferable;

               (xiv) all telephone and facsimile numbers to the extent principally used or held for use in connection with the operation of the USCC Systems;

               (xv) all credits, prepaid expenses, prepaid property taxes, prepaid rents, advances by each USCC Entity to its employees, deferred charges, advance payments, security deposits and other prepaid items, in each case to the extent principally used or held for use in connection with the operation of the USCC Systems (collectively, "USCC ADVANCE PAYMENTS");

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               (xvi)    all personnel records of the Transitioned Employees and
         all quality control records, business procedures, test information and technical information, in each case to the extent principally used or held for use in connection with the operation of the USCC Systems;

               (xvii) all of the goodwill as a going concern and other intangible property relating solely and directly to the USCC Assets or to the operation of the USCC Systems, with the exception of any goodwill related to any trademark, service mark or trade name used by USCC, to the extent transferable;

               (xviii) all rights to causes of action, lawsuits, judgments, claims and demands of any nature available to or being pursued by any USCC Entity with respect to the ownership, use, function or value of any USCC Asset, whether arising by way of counterclaim or otherwise, in each case principally related to or arising in connection with the operation of the USCC Systems;

               (xix) all Real Property Leases and all owned Real Property set forth on SCHEDULE 4.10(a);

               (xx) all USCC System Contracts (other than any Non-Assigned Contracts);

               (xxi) all right, title and interest of each USCC Entity, as lessee or sublessee, with respect to leased personal property (to the extent principally used or held for use in connection with the operation of the USCC Systems) and Leased Property;

               (xxii) all Current Assets identified in the column labeled "USCC Assets" on SCHEDULE 1.6; and

               (xxiii) all assets identified in the column labeled "USCC Assets" on SCHEDULE 1.1(a).

         (c) Notwithstanding anything to the contrary in Section 1.1(b) or any other provisions of this Agreement, the USCC Assets shall not include any of the following assets, properties and rights of any USCC Entity (collectively, the "EXCLUDED ASSETS"):

               (i) all cash and cash equivalents of USCC on hand as of the Closing Date, other than miscellaneous cash as indicated on SCHEDULE 1.6;

               (ii) all Intellectual Property excluding USCC Intellectual Property;

               (iii)    all insurance policies and rights thereunder;

               (iv) all personnel and other records (originals or copies) that any USCC Entity is required by Law to retain in its possession (it being understood that (A) subject to the following clause (B), copies of each shall have been provided to AWS prior to Closing and (B) to the extent that copies may not be provided under applicable Law, USCC shall use its Commercially Reasonable Efforts to obtain

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         the Consent of its employees or former employees to the transfer of such materials to AWS);

               (v) all prepaid income Taxes and claims for refunds of Taxes and other governmental charges of whatever nature, to the extent based on revenues received or accrued during the period prior to Closing;

               (vi) all rights in connection with, and assets of, any of the System Employee Plans;

               (vii) the corporate minute books, stock books and other corporate and tax records of USCC and any Affiliate thereof, including the USCC Entities;

               (viii) interests in systems or businesses other than the USCC Systems, including permits and assets used in the provision of wireless service (cellular and PCS) to customers of USCC and its Affiliates located outside the USCC Service Area;

               (ix) all permits, assets, books, records, documents, written materials and operations used by or related to USCC or one or more Affiliates thereof, including the USCC Systems, that are located outside the USCC Service Area or that are not principally used or held for use in connection with the operation of the USCC Systems, including but not limited to all assets, books, records, documents, lists and written materials relating to any corporate or centralized services and functions, including management, finance, accounting, billing, accounts receivable, accounts payable, tax, information services, computer services, engineering, marketing, operations, customer relations, purchasing, inventory management, construction, insurance, human resources, payroll, employee benefit, computer, call center and other administrative services and functions;

               (x) all Current Assets identified in the column labeled "Excluded Assets" on SCHEDULE 1.6;

               (xi) all assets identified in the column labeled "Excluded Assets" on SCHEDULE 1.1(a); and

               (xii) such other assets, if any, as are set forth on SCHEDULE 1.1(c).

         Section 1.2.     ASSUMPTION OF LIABILITIES

         (a) Upon the terms and subject to the conditions hereof, at Closing AWS will, or will cause the applicable AWS Entity (or an Affiliate thereof designated by AWS) to, assume from each of the applicable USCC Entities, as of the Closing Date, the payment, discharge and performance of the following liabilities and obligations (collectively, the "USCC ASSUMED LIABILITIES"):

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               (i)      all Current Liabilities of each USCC Entity as of the
         Closing Date to the extent included in the calculation of the Closing Date Working Capital Amount;

               (ii) all liabilities and obligations (including Taxes and liabilities and obligations in connection with the matters disclosed in items 1 and 2 on SCHEDULE 4.27) arising out of the use, ownership or operation after the Closing Date of the USCC Business or the use, ownership or operation after the Closing Date of the USCC Systems, the USCC Assigned Licenses or USCC Assets, including the USCC System Contracts (other than any Non-Assigned Contracts), the Real Property Leases, the USCC Intellectual Property and the System Permits;

               (iii) liabilities and obligations, not to exceed $25,000 in the aggregate, arising in the ordinary course of the USCC Business out of (x) the operation prior to the Closing Date of the USCC Business or
         (y) the use, ownership or operation prior to the Closing Date of the USCC Systems, the USCC Assigned Licenses or USCC Assets, including the USCC System Contracts (other than any Non-Assigned Contracts), the Real Property Leases, the USCC Intellectual Property and the System Permits;

               (iv)     all liabilities and obligations of AWS as provided in
         Article 6 with respect to Transitioned Employees;

               (v) all liabilities and obligations arising with respect to deposits or prepayments by subscribers for service on the USCC Systems;

               (vi) all liabilities and obligations (including, in connection with the matters disclosed on Schedule 4.6(d)) arising after the Closing Date out of any Law of the FCC or any other Governmental Authority to which the USCC Assigned Licenses, USCC Systems and USCC Assets are subject; and

               (vii) the non-current liabilities of the USCC Entities specified on SCHEDULE 1.2(a).

         (b) Neither AWS nor any of its Affiliates shall assume or undertake in any way to perform, pay, satisfy or discharge any liability or obligation of USCC or any of its Affiliates of any nature whatsoever, whether known or unknown, determined or undetermined, liquidated or unliquidated, direct or indirect, contingent or accrued, matured or unmatured, and whether or not relating to the USCC Assets, the USCC Systems or the USCC Business, other than the USCC Assumed Liabilities (each such liability being a "USCC EXCLUDED LIABILITY"), including the following:

               (i) any liabilities and obligations (including Taxes and liabilities and obligations in connection with the matters disclosed on
         SCHEDULE 4.8(e) and in items 1 and 2 on SCHEDULE 4.27) arising out of the operation prior to the Closing Date of the USCC Business or the use, ownership or operation prior to the Closing Date of the USCC Systems, the USCC Assigned Licenses or USCC Assets, including the USCC System Contracts, the Real Property Leases, the

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         USCC Intellectual Property and the System Permits, except for the liabilities and obligations assumed by AWS pursuant to Section 1.2(a)(iii);

               (ii) any liabilities and obligations (including in connection with the matters disclosed on SCHEDULE 4.6(d)) arising prior to the Closing Date out of any Law of the FCC or any other Governmental Authority to which the USCC Assigned Licenses, USCC Systems and USCC Assets are subject;

               (iii) any non-current liabilities of the USCC Entities that are not specified in SECTION 1.2(a);

               (iv) any liabilities and obligations arising at any time out of the matters disclosed in items 3 and 4 on SCHEDULE 4.27; or

               (v) any liabilities and obligations arising at any time out of any breach by any USCC Entity under this Agreement or any USCC System Contract.

         (c) Upon the terms and subject to the conditions hereof, at Closing USCC will, or will cause the applicable USCC Entity (or an Affiliate thereof designated by USCC) to, assume from each of the applicable AWS Entities, as of the Closing Date, the payment, discharge and performance of the following liabilities and obligations (collectively, the "AWS ASSUMED LIABILITIES"):

               (i) all liabilities and obligations (including Taxes) arising out of the use, ownership or operation after the Closing Date of the AWS Assigned Licenses or the Partnership Interests; and

               (ii) all liabilities and obligations arising after the Closing Date out of any Law of the FCC or any other Governmental Authority to which the AWS Assigned Licenses or the Partnership Interests are subject, except with respect to (x) any obligations owed to any Governmental Authority with respect to the purchase of the AWS Assigned Licenses from the FCC (including interest and penalties for late payment), and (y) any obligations owed with respect to AWS License Cost Sharing Obligations arising as a result of any prior coordination notice filed by any AWS Entity or any predecessor in interest in respect of the AWS Licenses prior to Closing.

         (d) Neither USCC nor any of its Affiliates shall assume or undertake in any way to perform, pay, satisfy or discharge any liability or obligation of AWS or any of its Affiliates of any nature whatsoever, whether known or unknown, determined or undetermined, liquidated or unliquidated, direct or indirect, contingent or accrued, matured or unmatured, and whether or not relating to the AWS Assigned Licenses or the Partnership Interests, other than the AWS Assumed Liabilities (each such liability being an "AWS EXCLUDED LIABILITY"), including the following:

               (i) any liabilities and obligations (including Taxes) arising out of the use, ownership or operation prior to the Closing Date of the AWS Licenses or the Partnership Interests;

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               (ii)     any liabilities and obligations arising prior to the
         Closing Date out of any Law of the FCC or any other Governmental Authority to which the AWS Assigned Licenses or the Partnership Interests are subject; or

               (iii) any liabilities and obligations arising at any time out of any breach by any AWS Entity under this Agreement.

         Section 1.3.     LIKE-KIND EXCHANGE

         (a)   The parties shall cause the exchange of assets described in
Section 1.1 to be treated in such a manner that such exchange qualifies as an exchange of multiple, like-kind assets to the maximum extent permitted by
Section 1031 of the Code. Notwithstanding any other provision in this Agreement, including this Section 1.3, each party acknowledges and agrees that it (i) has obtained its own, separate tax advice with respect to the characterization of the exchanges hereunder as like-kind exchanges of property under Section 1031 of the Code, and (ii) is not relying on any representations of the other party with respect to the characterization of the exchanges hereunder as like-kind exchanges of property under Section 1031 of the Code.

         (b) In furtherance of Section 1.3(a) hereof, AWS shall cooperate, if requested, in enabling USCC or any USCC Entity to effectuate a like-kind exchange through the assignment of all or any portion of the rights of USCC or any such entity pursuant to this Agreement to a "qualified intermediary" as defined in Treasury Regulation Section 1.1031(k)-1(g)(4); provided, that none of AWS's rights and none of USCC's obligations to AWS in respect of this Agreement shall be diminished or otherwise affected by any such assignment.

         (c) Within 60 days following the date hereof, USCC and AWS shall in good faith negotiate and draft on a preliminary basis an allocation schedule (the "ALLOCATION SCHEDULE") that will allocate the relative fair market values of the assets to be exchanged pursuant to Section 1.1, which allocation shall take into account the Cash Payment. Within 30 days following the final determination of the Closing Date Working Capital Amount under Section 1.6, USCC and AWS shall in good faith negotiate and finalize the Allocation Schedule. The Allocation Schedule shall be reasonable and shall be prepared in accordance with
Section 1060 of the Code and the Treasury Regulations thereunder, and in accordance with any appraisal that the parties mutually determine to obtain. If the parties mutually determine to obtain an appraisal in connection with the Allocation Schedule, USCC and AWS shall jointly appoint an independent appraiser to conduct and to deliver to USCC and AWS, as promptly as practicable, but no later than 60 days after the engagement of the appraiser, an appraisal of the fair market value at the time of the Closing of the exchanged assets, taking into account the Cash Payment, as adjusted under Section 1.6. The cost of any appraisal commissioned by the parties in order to value such assets for purposes of this paragraph shall be shared equally by the parties. AWS and USCC agree to cause all tax returns and reports relating to the Transactions, including Internal Revenue Service Form 8824 or Form 8594, as applicable, to be filed in accordance with the values set forth on the final Allocation Schedule and not to take any position inconsistent therewith unless required to do so pursuant to a "determination" as such term is defined in Section 1313 of the Code.

         Section 1.4.     LICENSE EXCHANGE OPTIONS

         (a) AWS shall have the right at any time during the period that begins on the Closing Date and ends on the second anniversary of the Closing Date (the "EXCHANGE OPTION PERIOD") to require USCC to exchange (i) (x) the ten MHz of broadband PCS spectrum covering Oklahoma City, OK (BTA 329) to be assigned by AWS to USCC hereunder (the "ORIGINAL OKLAHOMA SPECTRUM") for (y) ten MHz of broadband PCS spectrum (in the 1850-1990 MHz frequency range) covering Oklahoma City, OK (BTA 329), acquired by AWS during the Exchange Option Period, if any (the "OKLAHOMA EXCHANGE OPTION") and/or (ii) (x) the ten MHz of broadband PCS spectrum covering Portland, ME (BTA 357) to be assigned by AWS to USCC hereunder (the "ORIGINAL MAINE SPECTRUM") for (y) ten MHz of broadband PCS spectrum (in the 1850-1990 MHz frequency range) covering Portland, ME (BTA 357), acquired by AWS during the Exchange Option Period, if any (the "MAINE EXCHANGE OPTION" and, together with the Oklahoma Exchange Option, the "EXCHANGE OPTIONS").

         (b) Each Exchange Option shall be exercisable by notice of election given to USCC within the Exchange Option Period. If AWS does not timely exercise an Exchange Option, such Exchange Option will terminate upon expiration of the Exchange Option Period. Promptly after receipt of a notice of election, AWS and USCC shall (subject to any necessary cooperation by AWS and USCC) prepare and file with the FCC one or more assignment applications in respect of the applicable spectrum, AWS shall prepare and deliver to USCC a License Exchange Agreement in substantially the form of EXHIBIT A hereto in respect of the applicable spectrum, and each party shall deliver to the other a duly executed counterpart thereof. USCC and AWS will cooperate and use Commercially Reasonable Efforts to consummate any such exchange as promptly as possible. AWS will reimburse USCC for its reasonable costs and expenses incurred in effecting any such exchange, including USCC's engineering costs and capital expenditures.

         (c) From the Closing Date until expiration of the Exchange Option Period, USCC shall and shall cause the applicable USCC Entity to (i) maintain the FCC Licenses for the Original Oklahoma Spectrum and the Original Maine Spectrum in full force and effect and (ii) maintain in full force and effect all Governmental Authorizations necessary to preserve the ability to construct and operate such FCC Licenses, as and when such Governmental Authorizations are or become necessary for such purposes; provided, that neither USCC nor such USCC Entity shall make, cause or permit to be made, any material commitments to any Governmental Authority relating to any Governmental Authorization affecting the FCC Licenses for the Original Oklahoma Spectrum and Original Maine Spectrum, without the AWS's prior written consent, which shall not be unreasonably withheld or delayed. Prior to the expiration of the Exchange Option Period, USCC shall not, and shall cause its Affiliates not to, Transfer (or enter into any agreement to Transfer) the Original Oklahoma Spectrum or the Original Maine Spectrum, except for Transfers (i) to a wholly-owned subsidiary or (ii) in connection with the

Transfer of all or substantially all of the assets of USCC in the State of Oklahoma or the State of Maine, as applicable, provided, that prior to the consummation of such Transfer, the purchaser or other transferee of such assets assumes USCC's obligations under this Section pursuant to documentation in form and substance reasonably satisfactory to AWS. USCC acknowledges that money damages would not be sufficient to compensate AWS for a breach by USCC of this paragraph, and accordingly agrees that AWS shall be entitled to seek specific performance of USCC's obligations under this paragraph and an injunction against any Transfer sought to be effected in violation of such provisions.

         Section 1.5.     LICENSE CALL OPTIONS

         (a) Notwithstanding anything herein to the contrary, USCC may elect, by notice given to AWS no more than five Business Days after the date hereof, to defer assignment of one or more of the AWS Assigned Licenses designated as "SECTION 1.5 LICENSES" on Schedules I-A and I-B, in which event assignment applications relating to such Section 1.5 Licenses will not be filed with the FCC pursuant to Section 5.2(a), but such Section 1.5 Licenses shall be subject to the provisions of this Section 1.5.

         (b) At any time, and from time to time, during the period that begins on the Closing Date and ends on the fifth anniversary of the Closing Date (the "SECTION 1.5 OPTION PERIOD"), USCC may elect, by written notice given to AWS within the Section 1.5 Option Period (a "SECTION 1.5 EXERCISE NOTICE"), to require AWS to assign to USCC any or all of the Section 1.5 Licenses in accordance with this Section 1.5 (a "SECTION 1.5 OPTION"). If USCC fails to exercise its Section 1.5 Option with respect to any Section 1.5 License in compliance with this Section 1.5, AWS shall have no further obligation to USCC in respect of such Section 1.5 License.

         (c) Promptly after receipt of a Section 1.5 Exercise Notice in respect of any Section 1.5 License, AWS shall (subject to any necessary cooperation by USCC) prepare and file with the FCC an assignment application in respect of such Section 1.5 License. Within ten Business Days after the FCC's Consent to such assignment becomes a Final Order, AWS and USCC shall (or shall cause the applicable AWS Entity or USCC Entity to) execute and deliver to each other an instrument of assignment and assumption in substantially the form of EXHIBIT G. USCC and AWS will cooperate and use Commercially Reasonable Efforts to consummate any such assignment as promptly as possible.

         (d) During the Section 1.5 Option Period: (i) AWS shall, and shall cause the applicable AWS Entity to, maintain in full force and effect each
Section 1.5 License (or the original AWS License from which such Section 1.5 License will be disaggregated and/or partitioned), and all Governmental Authorizations necessary to preserve the ability of USCC to construct and operate such Section 1.5 License (or original AWS License), as and when such Governmental Authorizations are or become necessary for such purposes; provided, that neither AWS nor such AWS Entity shall make, cause or permit to be made, any material commitments to any Governmental Authority relating to any Governmental Authorization affecting any Section 1.5 License without USCC's prior written consent, which shall not be unreasonably withheld or delayed; (ii) AWS shall satisfy, or cause to be satisfied, the FCC's ten-year minimum build-out requirement, if any, and the FCC's ten-year license renewal standards; provided that AWS shall not be obligated to expend any funds to accomplish the same to the extent directly related to such AWS Assigned License unless USCC agrees in writing to reimburse AWS promptly for any reasonable out-of-pocket expenses that AWS may incur to satisfy the FCC's ten-year minimum build-out requirement and/or the FCC's ten-year license renewal standards directly related to an AWS Assigned License; and (iii) AWS shall not, and shall cause its Affiliates not to, Transfer (or enter into any agreement to Transfer) any Section 1.5 License, except for Transfers (x) in accordance with this Section 1.5, (y) to a wholly-owned subsidiary of AWS or (z) in connection with the Transfer of all or substantially all of the assets or stock of AWS, provided, that prior to the consummation of such Transfer, the purchaser or other transferee of such assets or stock assumes AWS's obligations under this Section 1.5 pursuant to documentation in form and substance reasonably satisfactory to USCC. AWS acknowledges that money damages would not be sufficient to compensate USCC for a breach by AWS of this paragraph, and accordingly agrees that USCC shall be entitled to seek specific performance of AWS's obligations under this paragraph and an injunction against any Transfer sought to be effected in violation of such provisions.

         Section 1.6.     Working Capital Adjustment

         (a) USCC shall deliver to AWS no later than two Business Days prior to the Closing Date a statement in the format attached as SCHEDULE 1.6 setting forth amounts as of the most recent practicable date prior to the Closing Date, of all Current Assets and Current Liabilities, allocated between USCC and AWS in the manner set forth on such attachment, together with USCC's good faith estimate of the amount by which the Current Assets (defined below) of the USCC Business as of the Closing Date exceeds the Current Liabilities (defined below) of the USCC Business as of the Closing Date based on the methodology set forth on the attachment to this Schedule ("PRELIMINARY CLOSING DATE WORKING CAPITAL AMOUNT"). (For illustrative purposes, SCHEDULE 1.6 is a completed statement setting forth the Working Capital Amount as of January 31, 2003.) If the Preliminary Closing Date Working Capital Amount is positive, AWS shall pay to USCC, at the Closing, in addition to the Cash Payment, cash in an amount equal to such Preliminary Closing Date Working Capital Amount. If the Preliminary Closing Date Working Capital Amount is negative, the Cash Payment shall be reduced by an amount equal to the absolute value of such Preliminary Closing Date Working Capital Amount.

         (b) Following Closing, the Cash Payment shall be adjusted (i) downward, in the event the Closing Date Working Capital Amount (defined below) is less than the Preliminary Closing Date Working Capital Amount and (ii) upward, in the event that the Closing Date Working Capital Amount is greater than the Preliminary Closing Date Working Capital Amount, all as finally determined in accordance with the provisions set forth below. For purposes of this Agreement, "CLOSING DATE WORKING CAPITAL AMOUNT" means the amount by which the Current Assets (defined below) of the USCC Business as of the Closing Date exceeds the Current Liabilities (defined below) of the USCC Business as of the Closing Date based on the methodology set forth on the attachment to this Schedule.

         (c) As promptly as practicable after the Closing Date (but in no event later than 60 days thereafter), AWS shall prepare and deliver to USCC for its review and comment a schedule of working capital dated as of the Closing Date setting forth the proposed Closing Date Working Capital Amount (the "WORKING CAPITAL SCHEDULE"). The Working Capital Schedule shall be prepared in accordance with the procedures set forth in this Schedule. For purposes of preparing the Working Capital Schedule, from and after the Closing Date, USCC shall provide AWS and its agents and representatives upon reasonable notice with access to the books and records of USCC relating to, and personnel of USCC knowledgeable about, the USCC Assets, the USCC Systems and the USCC Business to the extent reasonably necessary to permit AWS to prepare the Working Capital Schedule. If USCC objects to any amounts reflected on the Working Capital Schedule prepared by AWS, USCC must, within 60 days after its receipt of the Working Capital Schedule, give written notice (the "OBJECTION NOTICE") to AWS specifying in reasonable detail its objections. If USCC has not given such Objection Notice with respect to the Working Capital Schedule prepared by AWS within such time period, AWS's determination of the Closing Date Working Capital Adjustment shall be final, binding and conclusive on the parties. With respect to any disputed amounts concerning the Working Capital Schedule, the parties shall meet in person and negotiate in good faith during the 20 Business Day period (the "RESOLUTION PERIOD") after the date of AWS's receipt of the Objection Notice to resolve any such disputes. If the parties are unable to resolve all such disputes within the Resolution Period, then within five Business Days after the expiration of the Resolution Period, all disputes shall be submitted to a mutually acceptable Big-4 Accounting Firm other than PricewaterhouseCoopers (the "INDEPENDENT ACCOUNTANT") who shall be engaged to provide a final and conclusive resolution of all unresolved disputes within 45 days after such engagement. The determination of the Independent Accountant shall be final, binding and conclusive on the parties hereto, and the fees and expenses of the Independent Accountant shall be borne equally by the parties. From and after the Closing Date, AWS shall provide USCC and its agents and representatives upon reasonable notice with access to the books and records of AWS relating to, and personnel of AWS knowledgeable about, the USCC Assets, the USCC Systems and the USCC Business to the extent reasonably necessary to permit USCC to review the results of the Working Capital Schedule.

         (d) For purposes of preparing the Working Capital Schedule, "CURRENT ASSETS" shall include only the current assets identified on the attachment hereto in the column labeled "USCC Assets" and "CURRENT LIABILITIES" shall include only the current liabilities identified on the attachment hereto in the column labeled "USCC Assumed Liabilities".

         (e) If the Closing Date Working Capital Amount, as finally determined in accordance with the provisions set forth above, is less than the Preliminary Closing Date Working Capital Amount, the Cash Payment shall be adjusted downward and USCC shall promptly reimburse to AWS in cash the difference between the Preliminary Closing Date Working Capital Amount and the Closing Date Working Capital Amount plus interest on such difference from the Closing Date to the date of payment at the Prime Rate on the Closing Date. If the Closing Date Working Capital Amount, as finally determined in accordance with the provisions set forth above, is greater than the

Preliminary Closing Date Working Capital Amount, the Cash Payment shall be adjusted upward and AWS shall promptly pay to USCC in cash the difference between the Preliminary Closing Date Working Capital Amount and the Closing Date Working Capital Amount plus interest on such difference from the Closing Date to the date of payment at the Prime Rate on the Closing Date. For purposes hereof, "Prime Rate" shall mean the annual interest rate set forth as the Prime Rate in the Money Rates table of The Wall Street Journal.

         (f) The parties agree that all USCC Assets that are current shall be included in the amount of Current Assets for purposes of determining the Preliminary Closing Date Working Capital Amount and the Closing Date Working Capital Amount, and that USCC Assets shall not include any current assets that are not included as Current Assets for purposes of determining the Preliminary Closing Date Working Capital Amount and the Closing Date Working Capital Amount (it being understood that Current Assets shall not include any Excluded Assets). The parties further agree that all USCC Assumed Liabilities that are current shall be included in the amount of Current Liabilities for purposes of determining the Preliminary Closing Date Working Capital Amount and the Closing Date Working Capital Amount, and that USCC Assumed Liabilities shall not include any current liabilities that are not included as Current Liabilities for purposes of determining the Preliminary Closing Date Working Capital Amount and the Closing Date Working Capital Amount (it being understood that Current Liabilities shall not include any USCC Excluded Liabilities).

         (g) Consistent with the foregoing, the parties agree that any accounts receivable or other current assets that have been written off by USCC in the ordinary course of business consistent with prior practice and/or which are not included in the amount of Current Assets for purposes of determining the Preliminary Closing Date Working Capital Amount or the Closing Date Working Capital Amount shall not be transferred to AWS and any recovery in respect thereof after the Closing shall be for the benefit of USCC.

         (h) Consistent with foregoing, (i) if either party receives or collects any assets that are for the benefit of the other party, such party shall hold such assets for the benefit of and promptly Transfer such assets to the other party and (ii) if either party pays or performs any liabilities that are for the account of the other party, such party shall promptly indemnify the other party subject to the terms and conditions of Article 8.

         Section 1.7.     CERTAIN AGREEMENTS

         USCC shall have the rights described in SCHEDULE 1.7 with respect to certain spectrum held by AWS.

                                    ARTICLE 2
                                     CLOSING

         Section 2.1.     TIME AND PLACE OF CLOSING

         Upon the terms and subject to the satisfaction or waiver by the appropriate party of the conditions set forth in Article 7, the closing of the Transactions (the "CLOSING") shall take place at the offices of Sidley Austin Brown & Wood, 10 South Dearborn Street, 55th Floor, Chicago, Illinois, 60603, at 10:00 a.m. Chicago time on the fifth Business Day after the date on which the last applicable condition under Section 7.1(c), Section 7.1(d), Section 7.1(e),
Section 7.1(g), Section 7.2(c), Section 7.2(d), Section 7.2(e) and Section 7.2(g) has been satisfied or waived or at such other time and place as the parties hereto may mutually agree. The date on which the Closing occurs is called the "CLOSING DATE," and the Transactions shall be deemed to have closed simultaneously at 11:59 p.m. Chicago time on the Closing Date.

         Section 2.2.     CLOSING ACTIONS AND DELIVERIES

         Upon the terms and subject to the satisfaction or waiver by the appropriate party of the conditions set forth in Article 7, the parties shall take the following actions on the Closing Date:

         (a) AWS shall, or shall cause the applicable AWS Entities to, execute and deliver to USCC:

               (i) one or more instruments of assignment, substantially in the form attached hereto as EXHIBIT C, sufficient to assign the AWS Assigned Licenses (other than the Section 1.5 Licenses and except as otherwise provided in Section 5.14) and the Partnership Interests to USCC or its designated Affiliate;

               (ii) one or more instruments of assumption, substantially in the form attached hereto as EXHIBIT D1, sufficient for the applicable AWS Entities to assume the USCC Assumed Liabilities from each applicable USCC Entity;

               (iii) evidence that AWS has made the Cash Payment by wire transfer to an account designated by USCC or by other delivery of immediately available funds; and

               (iv) the certificates and other documents required to be delivered by AWS at or prior to Closing under Section 7.2.

         (b) USCC shall, or shall cause the applicable USCC Entities to, execute and deliver to AWS:

               (i) one or more instruments of assignment, substantially in the form attached hereto as EXHIBIT E, sufficient to assign the USCC Assigned Licenses to AWS or its designated Affiliate;

               (ii) one or more bills of sale and other instruments of assignment and conveyance, substantially in the forms attached hereto as EXHIBIT F, sufficient to assign and transfer all right, title and interest of the applicable USCC Entities in and to the USCC Assets to AWS or its designated Affiliate;

               (iii) one or more instruments of assumption, substantially in the form attached hereto as EXHIBIT D2, sufficient for the applicable USCC Entities to assume the AWS Assumed Liabilities from each applicable AWS Entity; and

               (iv) the certificates and other documents required to be delivered by USCC at or prior to Closing under Section 7.1.

                                    ARTICLE 3
                      REPRESENTATIONS AND WARRANTIES OF AWS

         AWS hereby represents and warrants to USCC as follows, except as set forth in the disclosure schedule attached hereto (the "AWS DISCLOSURE SCHEDULE"), which AWS Disclosure Schedule is arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article 3 (it being understood that any item disclosed in one paragraph of the AWS Disclosure Schedule shall not be deemed to be disclosed with respect to any other paragraph of the AWS Disclosure Schedule unless otherwise indicated therein):

         Section 3.1.     ORGANIZATION

         Each AWS Entity is a limited liability company or corporation, as the case may be, and is duly organized, in good standing and validly existing under the Laws of its jurisdiction of organization and has all requisite limited liability company or corporate, as the case may be, power and authority to enter into each Transaction Document to which it is or shall be a party and consummate the Transactions to which it is a party. Each AWS Entity is duly qualified as a foreign entity in each of the jurisdictions where such qualification is required by Law, except where the failure to be so qualified would not materially impair its ability to hold the applicable AWS Licenses or to consummate the Transactions to which it is a party.

         Section 3.2.     AUTHORITY

         With respect to each AWS Entity, the execution and delivery of each Transaction Document to which such AWS Entity is or shall be a party, the consummation by it of the Transactions to which it is a party and the performance by it of each Transaction Document to which it is or shall be a party have been duly authorized and approved by all necessary limited liability company or corporate, as applicable, action, and no other proceedings on its part which have not been taken are necessary to authorize the execution, delivery and performance of the Transaction Documents to which it is or shall be a party or to consummate the Transactions to which it is a party.

         Section 3.3.     EXECUTION AND ENFORCEABILITY

         Each Transaction Document to which an AWS Entity is a party has been, and each Transaction Document to which an AWS Entity shall be a party as of the Closing Date shall have been, duly executed and delivered by it and constitutes or shall constitute as of Closing, as applicable, its legal, valid and binding obligation, enforceable against it in accordance with its terms, except to the extent enforcement may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar Laws of general applicability affecting the rights of creditors and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

         Section 3.4.     NO CONFLICT OR CONSENTS

         Neither the execution, delivery and performance by any AWS Entity of the Transaction Documents to which it is or shall be a party, nor the consummation of the Transactions to which it is a party, will (i) conflict with, or result in a breach or violation of, or constitute a default under, any provision of its organizational documents; (ii) constitute, with or without the giving of notice or passage of time or both, a breach, violation or default by it, create a Lien, or give rise to any right of termination, modification, cancellation, prepayment or acceleration, or a loss of rights, under (A) any Law or Governmental Authorization or (B) any note, bond, mortgage, indenture, lease, agreement or other instrument, in each case which is applicable to or binding upon it or any of its assets; or (iii) require any action in respect of, or filing with, any Governmental Authority or any Consent, other than filings under the HSR Act, the Consent of the FCC and any applicable AWS State Consents, except, in the case of clauses (ii) and (iii), where such breach, violation, default, Lien, right or the failure to obtain or give such Consent would not have an AWS Material Adverse Effect.

         Section 3.5.     NO BROKER

         Neither AWS nor any of its Affiliates has entered into any agreement, arrangement or understanding with any Person which will result in an obligation to pay any finder's fee, brokerage commission or similar payment in connection with the Transactions.

         Section 3.6.     FCC MATTERS

         (a) Each AWS Entity listed on SCHEDULE I-A is the exclusive holder of, and has good title to, free and clear of all Liens (other than the options specifically identified in SCHEDULE 1.7), the AWS Entity License(s) set forth opposite its name on SCHEDULE I-A. Each Non-AWS Entity listed on SCHEDULE I-B is the exclusive holder of, and has good title, free and clear of all Liens, to the Non-AWS Entity License(s) set forth opposite its name on SCHEDULE I-B. No Person other than the applicable AWS Entity or Non-AWS Entity has any right, title or interest (legal or beneficial) in or to the AWS License(s) set forth opposite its name on SCHEDULE I-A or SCHEDULE I-B. Each AWS Entity License has been granted to the applicable AWS Entity by Final Order and is in full force and effect; as of the date hereof, each Non-AWS Entity License has been granted to the applicable Non-AWS Entity by Final Order and is in full force and effect; as of the Closing Date, each Non-AWS Entity License shall have been granted to the applicable AWS Entity by Final Order and shall be in full force and effect. No person other than the applicable AWS Entity is licensed to use, or otherwise has a right to use, the AWS Entity license(s) set forth opposite its name on
SCHEDULE I-A. No person other than the applicable Non-AWS Entity is licensed to use, or otherwise has a right to use, the Non-AWS Entity license(s) set forth opposite its name on SCHEDULE I-B. No AWS Entity or any Affiliate thereof has entered into any obligation, agreement, arrangement or understanding to Transfer the AWS Licenses or that would adversely affect USCC's ownership or use of the AWS Assigned Licenses after Closing. No Non-AWS Entity or any Affiliate thereof has entered into any obligation, agreement, arrangement or understanding to Transfer the Non-AWS Entity Licenses or that would adversely affect USCC's ownership or use of the AWS Assigned Licenses after Closing. There are no Interference Consents with respect to the AWS Licenses that are not terminable by either party thereto on less than 60 days' advance notice.

         (b) Except for proceedings affecting the wireless industry or wireless licenses generally and as set forth on SCHEDULE 3.6(b), there is not pending or, to the Knowledge of AWS, threatened against any AWS Entity, any Non-AWS Entity or any of the AWS Licenses, nor does AWS have Knowledge of any basis for, any application, action, complaint, claim, investigation, suit, notice of violation, petition, objection or other pleading, or any proceeding against any AWS Entity, the AWS Licenses, with the FCC or any other Governmental Authority, which questions or contests the validity of, or seeks the revocation, cancellation, forfeiture, non-renewal or suspension of, any of the AWS Licenses, or which seeks the imposition of any modification or amendment thereof, or the payment of a fine, sanction, penalty, damages or contribution in connection with the use of any of the AWS Licenses by any AWS Entity holding such license, except for any such application, action, complaint, claim, investigation, suit, notice of violation, petition, objection, pleading, or proceeding that would not have an AWS Material Adverse Effect.

         (c) All material documents required to be filed at any time by any AWS Entity or any Non-AWS Entity with the FCC or any other Governmental Authority pursuant to FCC Law with respect to each of the AWS Licenses held thereby have been timely filed or the time period for such filing has not lapsed. All of such filings are complete and correct in all material respects. None of the AWS Licenses is subject to any conditions other than those appearing on its face and those imposed by FCC Law. All amounts owed to the FCC in connection with the grant by the FCC of each of the AWS Licenses have been timely paid and no further amounts are due to the FCC in respect of such AWS Licenses. SCHEDULE 3.6(c) sets forth and describes all applications in respect of the AWS Licenses pending or on file with a Governmental Authority; the information contained in each such application is true and complete in all material respects.

         (d) No AWS Entity, any Affiliate of an AWS Entity, Non-AWS Entity or any Affiliate of a Non-AWS Entity is in conflict with, or in default or violation of, any Laws applicable to any AWS License (including, rules, regulations and orders regarding implementation of CALEA, E911, number portability, telephone service for the hearing impaired and other FCC Laws), and each has complied in all material respects with the terms and conditions of the AWS Licenses except where such conflict, default, violation or non-compliance would not have an AWS Material Adverse Effect. No AWS Entity, any Affiliate of an AWS Entity, Non-AWS Entity or any Affiliate of a Non-AWS Entity has received written notice of any formal or informal complaint or order filed against it alleging any material non-compliance by it with respect to any such Laws, in each case to the extent applicable to the AWS Licenses.

         (e) No AWS Entity or Non-AWS Entity is in breach or otherwise in violation of any FCC buildout requirements with respect to the AWS Licenses held by it, and each of the AWS Licenses has been built out at least to the minimum extent required by 47 C.F.R. 24.203 or 47 C.F.R. 24.714, as applicable. Certification of such minimum buildouts has in each case been made to and granted by the FCC.

         (f) Each AWS Entity is legally qualified to acquire and hold the USCC License(s) to be acquired by such AWS Entity pursuant to this Agreement and to receive and hold any Governmental Authorization necessary for it to acquire and hold any such USCC License(s).

         (g) Attached as SCHEDULE 3.6(g) is a true and correct list of each and every microwave relocation agreement in respect of the AWS Licenses to which any AWS Entity is a party or in respect of the Non-AWS Entity Licenses to which an Non-AWS Entity is a party, and with respect to which either (x) the applicable AWS Entity or Non-AWS Entity has not fully completed performance or
(y) the incumbent microwave licensee has not filed with the FCC (and provided to the applicable AWS Entity or Non-AWS Entity the ULS file numbers of) Applications or Notifications on Form 601 to relinquish its rights to the microwave path(s) that are the subject of such agreement. AWS has provided USCC with a complete copy of each microwave relocation agreement on SCHEDULE 3.6(g). AWS has paid all AWS License Cost-Sharing Obligations of which it has been notified by either of the two FCC sanctioned microwave reimbursement clearinghouses.

         Section 3.7.     LITIGATION REGARDING THE AWS LICENSES

         There are no civil, criminal or administrative claims, actions, suits, demands, proceedings or investigations pending or, to the Knowledge of AWS, threatened against any AWS Entity or any of their respective Affiliates, or any Non-AWS Entity, relating to any of the AWS Licenses or any other properties or assets of any AWS Entity or any Non-AWS Entity, that would if determined adversely to such AWS Entity or Affiliate or Non-AWS Entity have an AWS Material Adverse Effect. There is no judgment, decree, injunction, rule or order outstanding against any AWS Entity or any of their respective Affiliates, or any Non-AWS Entity, relating to or involving any of the AWS Licenses, nor does AWS have Knowledge of any reasonable basis therefor, and there are no unsatisfied judgments against any AWS Entity or any of their respective Affiliates, or any Non-AWS Entity, with respect to any of the AWS Licenses or any other properties or assets of any AWS Entity or any Non-AWS Entity, in each case that could have an AWS Material Adverse Effect.

         Section 3.8.     AWS ENTITIES

         AWS beneficially owns all of the outstanding equity interests of each AWS Entity.

         Section 3.9.     PARTNERSHIP INTERESTS

         Each AWS Entity is the exclusive holder of, and has good title, free and clear of all Liens, to the Partnership Interests set forth opposite its name on SCHEDULE II and, at the Closing, USCC (or its designated Affiliate) shall acquire good title to the Partnership Interests, free and clear of all Liens.

         Section 3.10.    EMPLOYEE PLAN AND ERISA LIABILITIES AND LIENS

         No event has occurred nor shall any event occur as a result of the Transactions which could reasonably be expected to result in the imposition upon USCC or any Affiliate or ERISA Affiliate of USCC of any liability or any Lien against any of their assets, directly or indirectly attributable to any Employee Plan maintained or sponsored by, or contributed to by, AWS or any Affiliate or ERISA Affiliate of AWS, including any funding requirements under the Code or liabilities under Title IV of ERISA with respect to any such AWS Employee Plan.

         Section 3.11.    TAX MATTERS

         (a) All material Tax Returns that are required to be filed with respect or relating to the AWS Licenses, and all material Tax Returns that are required to be filed by AWS or any Affiliate with respect or relating to the Partnership Interests, have been duly filed or, where not so filed, are covered under an extension that has been obtained therefor.

         (b) All Tax Returns referred to in Section 3.11(a) are accurate in all material respects.

         (c)   All Taxes shown to be due on the Tax Returns referred to in
Section 3.11(a) and in respect of the AWS Licenses, the Partnership Interests have been paid in full. With respect to all amounts in respect of Taxes imposed upon an AWS Entity or a Non-AWS Entity, or for which an AWS Entity or Non-AWS Entity, is or could be liable with respect to the AWS Licenses or the Partnership Interests, whether to taxing authorities or to other Persons (as, for example, under tax allocation agreements), and with respect to all taxable periods or portions of periods ending on or before the Closing Date, all applicable Tax Laws and agreements have been fully complied with, and all such amounts required to be paid by such AWS Entity to taxing authorities or others have been paid, or to the extent such Taxes or amounts are not yet payable, will be duly and timely paid by such AWS Entity.

         (d) All deficiencies asserted or assessments made as a result of the examinations of any Tax Returns referred to in Section 3.11(a) have been paid in full.

         (e) No issues that have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns referred to in
Section 3.11(a) are currently pending.

         (f) No waivers of statutes of limitation have been given by or requested with respect to any Tax Return referred to in Section 3.11(a).

         (g) There are no Liens (other than Permitted Liens) with respect to Taxes upon any of the AWS Licenses.

         (h) The applicable AWS Entity or Non-AWS Entity has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party involved with the AWS Licenses or the Partnership Interest. All Taxes that were required to be collected or withheld by such AWS Entity or Non-AWS Entity with respect to the operation of the AWS Licenses or the Partnership Interests have been duly collected or withheld, and all such amounts that were required to be remitted to any taxing authority have been duly remitted.

         (i) No Tax is required to be withheld pursuant to Section 1445 of the Code as a result of the transfer of the AWS Licenses contemplated hereby.

         Section 3.12.    COMPLIANCE WITH LAWS

         None of AWS, any Affiliate thereof, any Non-AWS Entity or any Affiliate thereof is in conflict with, or in default or violation of, any Laws applicable to the AWS Licenses or the Partnership Interests, except where such conflict, default or violation would not reasonably be expected to have a AWS Material Adverse Effect. None of AWS, any Affiliate thereof, any Non-AWS Entity or any Affiliate thereof has received notice of any formal or informal complaint or order filed against AWS, any Affiliate, any Non-AWS Entity, or any Affiliate thereof alleging any material non-compliance by AWS, any Affiliate thereof, any Non-AWS Entity or any Affiliate thereof with respect to any such Laws, in each case to the extent applicable to the AWS Licenses or the Partnership Interests.

         Section 3.13.    AGREEMENTS WITH NON-AWS ENTITIES

         AWS or an AWS Entity has entered into agreements to acquire 100% ownership of the Non-AWS Entity Licenses (the "NON-AWS LICENSE ACQUISITION AGREEMENTS"). Each of the Non-AWS License Acquisition Agreements has been duly executed and delivered by each of the parties thereto and constitutes their legal, valid and binding obligation, enforceable against them in accordance with its terms, except to the extent enforcement may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar Laws of general applicability affecting the rights of creditors and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity). Each Non-AWS Entity that is a party to a Non-AWS Entity License Acquisition Agreement is duly organized and validly existing under the Laws of its jurisdiction of organization and has all requisite power and authority to enter into and consummate such Non-AWS Entity License Acquisition Agreement and is authorized to hold and assign to AWS the applicable Non-AWS Entity License. The execution, delivery and performance of each Non-AWS Entity License Acquisition Agreement has been duly authorized and approved by all necessary action on the part of the Non-AWS Entity that is a party thereto and does not and will not (i) constitute a breach, violation or default by it, create a Lien, or give rise to any right of termination, modification, cancellation, prepayment or acceleration, or a loss of rights, under any Law or Governmental Authorization or require any action in respect of, or filing with, any Governmental Authority or any Consent, other than the Consent of the FCC except where such breach, violation, default, Lien, right or the failure to obtain or give such Consent would not have an AWS Material Adverse Effect, or (ii) violate or conflict with its organizational documents.

                                    ARTICLE 4
                     REPRESENTATIONS AND WARRANTIES OF USCC

         USCC hereby represents and warrants to AWS as follows, except as set forth in the disclosure schedule attached hereto (the "USCC DISCLOSURE SCHEDULE"), which USCC Disclosure Schedule is arranged in paragraphs corresponding to the numbered and lettered paragraphs contained in this Article 4 (it being understood that any item disclosed in one paragraph of the USCC Disclosure Schedule shall not be deemed to be disclosed with respect to any other paragraph of the USCC Disclosure Schedule unless otherwise indicated therein):

         Section 4.1.     ORGANIZATION

         Each USCC Entity is a limited liability company or corporation, as the case may be, and is duly organized, in good standing and validly existing under the Laws of its jurisdiction of organization and has all requisite limited liability company or corporate, as the case may be, power and authority to enter into each Transaction Document to which it is or shall be a party and consummate the Transactions to which it is a party. Each USCC Entity is duly qualified as a foreign entity in each of the jurisdictions where such qualification is required by Law, except where the failure to be so qualified would not materially impair its ability to hold the applicable USCC Assigned Licenses or to consummate the Transactions to which it is a party.

         Section 4.2.     AUTHORITY

         With respect to each USCC Entity, the execution and delivery of each Transaction Document to which such USCC Entity is or shall be a party, the consummation by it of the Transactions to which it is a party and the performance by it of each Transaction Document to which it is or shall be a party have been duly authorized and approved by all necessary limited liability company or corporate, as applicable, action, and no other proceedings on its part which have not been taken are necessary to authorize the execution, delivery and performance of the Transaction Documents to which it is or shall be a party or to consummate the Transactions to which it is a party.

         Section 4.3.     EXECUTION AND ENFORCEABILITY

         Each Transaction Document to which a USCC Entity is a party has been, and each Transaction Document to which a USCC Entity shall be a party as of the Closing Date shall have been, duly executed and delivered by it and constitutes or shall constitute as of Closing, as applicable, its legal, valid and binding obligation, enforceable against it in accordance with its terms, except to the extent enforcement may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar Laws of general applicability affecting the rights of creditors and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity).

         Section 4.4.     NO CONFLICT OR CONSENTS

         Except as disclosed on SCHEDULE 4.4, neither the execution, delivery and performance by any USCC Entity of the Transaction Documents to which it is or shall be a party, nor the consummation of the Transactions to which it is a party, will (i) conflict with, or result in a breach or violation of, or constitute a default under, any provision of its organizational documents; (ii) constitute, with or without the giving of notice or passage of time or both, a breach, violation or default by it, create a Lien, or give rise to any right of termination, modification, cancellation, prepayment or acceleration, or a loss of rights, under (A) any Law or Governmental Authorization or (B) any note, bond, mortgage, indenture, lease, agreement or other instrument, in each case which is applicable to or binding upon it or any of its assets; or (iii) require any action in respect of, or filing with, any Governmental Authority or any Consent, other than filings under the HSR Act, the Consent of the FCC, any applicable USCC State Consents and USCC System Consents, except, in the case of clauses (ii) and (iii), where such breach, violation, default, Lien, right or the failure to obtain or give such Consent would not have a USCC Material Adverse Effect.

         Section 4.5.     NO BROKER

         Except for Falkenberg Capital Corporation, neither USCC nor any of its Affiliates has entered into any agreement, arrangement or understanding with any Person which will result in an obligation to pay any finder's fee, brokerage commission or similar payment in connection with the Transactions.

         Section 4.6.     FCC MATTERS

         (a) Each USCC Entity listed in SCHEDULE III is the exclusive holder of, and has good title, free and clear of all Liens, to the USCC License(s) set forth opposite its name on SCHEDULE III. No Person other than the applicable USCC Entity has any right, title or interest (legal or beneficial) in or to the USCC License(s) set forth opposite its name on SCHEDULE III. Each USCC License has been granted to the applicable USCC Entity by Final Order and is in full force and effect. No Person other than such USCC Entity is licensed to use, or otherwise has a right to use, the USCC Assigned Licenses held by such USCC Entity. No USCC Entity or any Affiliate thereof has entered into any obligation, agreement, arrangement or understanding to Transfer the USCC Assigned Licenses or that would adversely affect AWS's ownership or use of the USCC Assigned Licenses after Closing. There are no Interference Consents with respect to the USCC Assigned Licenses that are not terminable by either party thereto on less than 60 days' advance notice.

         (b) Except for proceedings affecting the wireless industry or wireless licenses generally and as set forth on SCHEDULE 4.6(b), there is not pending or, to the Knowledge of USCC, threatened against any USCC Entity or any of the USCC Assigned Licenses, nor does USCC have Knowledge of any basis for, any application, action, complaint, claim, investigation, suit, notice of violation, petition, objection or other pleading, or any proceeding against any USCC Entity or the USCC Assigned Licenses, with the FCC or any other Governmental Authority, which questions or contests the validity of, or seeks the revocation, cancellation, forfeiture, non-renewal or suspension of, any of the USCC Assigned Licenses, or which seeks the imposition of any modification or amendment thereof, or the payment of a fine, sanction, penalty, damages or contribution in connection with the use of any of the USCC Assigned Licenses by any USCC Entity holding such license, except for any such application, action, complaint, claim, investigation, suit, notice of violation, petition, objection, pleading, or proceeding that would not have a USCC Material Adverse Effect.

         (c) All material documents required to be filed at any time by any USCC Entity with the FCC or any other Governmental Authority pursuant to FCC Law with respect to each of the USCC Assigned Licenses held thereby have been timely filed or the time period for such filing has not lapsed. All of such filings are complete and correct in all material respects. None of the USCC Assigned Licenses is subject to any conditions other than those appearing on its face and those imposed by FCC Law. All amounts owed to the FCC in connection with the grant by the FCC of each of the USCC Assigned Licenses have been timely paid and no further amounts are due to the FCC in respect of such USCC Assigned Licenses.
SCHEDULE 4.6(c) sets forth and describes all applications in respect of the USCC Assigned Licenses pending or on file with a Governmental Authority; the information contained in each such application is true and complete in all material respects.

         (d) Except as set forth on SCHEDULE 4.6(d), no USCC Entity or any Affiliate thereof is in conflict with, or in default or violation of, any Laws applicable to any USCC License (including, rules, regulations and orders regarding implementation of CALEA, E911, number portability, telephone service for the hearing impaired and other FCC Laws), and each has complied in all material respects with the terms and conditions of the USCC Assigned Licenses except where such conflict, default, violation or non-compliance would not have a USCC Material Adverse Effect. No USCC Entity or any Affiliate thereof has received written notice of any formal or informal complaint or order filed against it alleging any material non-compliance by it with respect to any such Laws, in each case to the extent applicable to the USCC Assigned Licenses.

         (e) Except as set forth on SCHEDULE 4.6(e), all buildout and coverage requirements under 47 C.F.R. 22.946 and 47 C.F.R. 22.947 in respect of the USCC Assigned Licenses have been satisfied in full and certification of such buildout and coverage has been made to the FCC.

         (f) Each USCC Entity is legally qualified to acquire and hold the AWS Assigned License(s) to be acquired by such USCC Entity pursuant to this Agreement and to receive and hold any Governmental Authorization necessary for it to acquire and hold any such AWS Assigned License(s).

         Section 4.7.     LITIGATION REGARDING USCC ASSIGNED LICENSES

         There are no civil, criminal or administrative claims, actions, suits, demands, proceedings or investigations pending or, to the Knowledge of USCC, threatened against any USCC Entity or any of their respective Affiliates relating to any of the USCC Assigned Licenses or any other properties or assets of any USCC Entity that could if determined adversely to such USCC Entity or Affiliate have a USCC Material Adverse Effect. Except as set forth on SCHEDULE 4.7, there is no judgment, decree, injunction, rule or order outstanding against any USCC Entity or any of their respective Affiliates relating to or involving any of the USCC Assigned Licenses, nor does USCC have Knowledge of any reasonable basis therefor, and there are no unsatisfied judgments against any USCC Entity or any of their respective Affiliates with respect to any of the USCC Assigned Licenses or any other properties or assets of any USCC Entity, in each case that could have a USCC Material Adverse Effect.

         Section 4.8.     TAX MATTERS

         (a) All material Tax Returns that are required to be filed with respect or relating to the USCC Systems, the USCC Assets and the USCC Licenses have been duly filed or, where not so filed, are covered under an extension that has been obtained therefor.

         (b) All Tax Returns referred to in Section 4.8(a) are accurate in all material respects.

         (c)   All Taxes shown to be due on the Tax Returns referred to in
Section 4.8(a) and in respect of the USCC Systems, the USCC Assets and the USCC Licenses have been paid in full. With respect to all amounts in respect of Taxes imposed upon a USCC Entity, or for which a USCC Entity is or could be liable with respect to the USCC Systems, the USCC Assets or USCC Licenses, whether to taxing authorities or to other Persons (as, for example, under tax allocation agreements), and with respect to all taxable periods or portions of periods ending on or before the Closing Date, all applicable Tax Laws and agreements have been fully complied with, and all such amounts required to be paid by such USCC Entity to taxing authorities or others have been paid, or to the extent such Taxes or amounts are not yet payable, will be duly and timely paid by such USCC Entity.

         (d) Except as disclosed on SCHEDULE 4.8(d), all deficiencies asserted or assessments made as a result of the examinations of any Tax Returns referred to in Section 4.8(a) have been paid in full.

         (e) Except as disclosed on SCHEDULE 4.8(e), no issues that have been raised by the relevant taxing authority in connection with the examination of any of the Tax Returns referred to in Section 4.8(a) are currently pending.

         (f) Except as disclosed on SCHEDULE 4.8(f), no waivers of statutes of limitation have been given by or requested with respect to any Tax Return referred to in Section 4.8(a).

         (g) There are no Liens (other than Permitted Liens) with respect to Taxes upon any of the USCC Systems, the USCC Assets or the USCC Licenses.

         (h) The applicable USCC Entity has withheld and paid all Taxes required to have been withheld and paid in connection with amounts paid or owing to any employee, creditor, independent contractor or other third party involved with the USCC Systems, the USCC Assets or the USCC Licenses. All Taxes that were required to be collected or withheld by such USCC Entity with respect to the operation of the USCC Systems, the USCC Assets or the USCC Licenses have been duly collected or withheld, and all such amounts that were required to be remitted to any taxing authority have been duly remitted.

         (i) No Tax is required to be withheld pursuant to Section 1445 of the Code as a result of the transfer of the USCC Systems, USCC Assets or USCC Licenses contemplated hereby.

         Section 4.9.     TITLE AND SUFFICIENCY OF USCC ASSETS

         The USCC Entities specified on SCHEDULE 4.9, collectively, are the owners (whether by leasehold or fee simple interest) of, and have good title to, all of the USCC Assets, free and clear of all Liens other than Permitted Liens. The USCC Assets are in satisfactory repair and operating condition (subject to normal wear and tear). The USCC Assets, together with the Excluded Assets and the services to be provided and assets to be made available to AWS pursuant to the Transition Services Agreement, constitute all of the rights, assets and properties required to operate the USCC Systems in all material respects as they are currently operated.

         Section 4.10.    REAL PROPERTY

         (a) SCHEDULE 4.10(a) lists all Real Property owned by a USCC Entity and principally used or held for use in connection with the operation of the USCC Systems in the USCC Service Area, and specifies the address and/or legal description sufficient to identify the property and contains a reasonable description of the use of each property. With respect to each parcel of owned Real Property included in the USCC Assets, except as set forth on SCHEDULE 4.10(a):

               (i) the applicable USCC Entity has good title to the parcel of Real Property, free and clear of all Liens, except for Permitted Liens;

               (ii) except as set forth on SCHEDULE 4.10(b), there are no leases, subleases, licenses, concessions, or other agreements to which a USCC Entity is a party and which relate to the operation of the USCC Systems in the USCC Service Areas or, to the Knowledge of USCC, leases, subleases, licenses, concessions or other agreements to which any USCC Entity is not a party, granting to any person the right of use or occupancy of any portion of the parcel of Real Property;

               (iii) there are no outstanding options or rights of first refusal to purchase the parcel of Real Property, or any portion thereof or interest therein;

               (iv) to the Knowledge of USCC, the applicable USCC Entity has physical and legal ingress and egress to and from such parcel; and

               (v) no USCC Entity has received any written notice of, and USCC has no Knowledge of, any material non-compliance with applicable building codes, zoning regulations, occupational health and safety Laws or any other Laws, applicable to such parcel or the applicable USCC Entity's use or occupancy thereof.

         (b) SCHEDULE 4.10(b) lists all Real Property leases and occupancy and/or use agreements (together with any amendments thereto) with respect to which a USCC Entity is tenant, lessee, licensee or grantee (the "REAL PROPERTY LEASES") and which cover Real Property principally used, or held for use, in connection with the operation of USCC Systems in the USCC Service Area (the "LEASED PROPERTY"). USCC has made available to AWS complete and correct copies of each of the Real Property Leases (together with any subleases granted with respect to the Real Property covered by the Real Property Leases). Each Real Property Lease that has not expired in accordance with its terms is legal, valid, binding and enforceable against the applicable USCC Entity in accordance with its terms, except to the extent enforcement may be limited by applicable bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium, and similar Laws of general applicability affecting the rights of creditors and general principles of equity (regardless of whether such enforceability is considered in a proceeding at law or in equity). Neither the USCC Entity party to any Real Property Lease nor, to the Knowledge of USCC, any other party thereto is in default, violation or breach of any material term of such Real Property Lease and no USCC Entity has received any written notice of default thereunder. Except as set forth on SCHEDULE 4.10(b), no USCC Entity has subleased, licensed or otherwise granted the right to use or occupy any Real Property leased by any USCC Entity or any portion thereof to any other Person.

         (c) No improvements on any Real Property owned by any USCC Entity encroach upon adjoining real estate, and all such improvements have been constructed in conformity with all "setback" lines, easements and other restrictions, or rights of record, that have been established by any applicable building or zoning ordinances, except those encroachments and violations which would not reasonably be expected to interfere in any material respect with the use, occupancy or operation of the USCC Assets as currently used, occupied or operated.

         Section 4.11.    INTELLECTUAL PROPERTY

         (a) Except for (i) Intellectual Property made available to AWS, either directly or indirectly in connection with services provided to AWS, pursuant to the USCC Brand

License Agreement or the Transition Services Agreement, (ii) Intellectual Property (if any) used by the USCC Entities pursuant to any USCC System Contract, (iii) Intellectual Property (such as software) incorporated into tangible USCC Assets (such as switches), freely transferable to the AWS Entities without Consent of, or material payment to, any third party and (iv) incidental Intellectual Property used in the operation of the USCC Systems (such as standard shrink wrap licenses which typically accompany commercially available software), there is no Intellectual Property that is required to operate the USCC Systems in all material respects as they are currently operated.

         (b) SCHEDULE 4.11(b) contains a complete and correct list of all Intellectual Property to be transferred or otherwise made available by any USCC Entity to an AWS Entity in connection with the Transactions (the "USCC INTELLECTUAL PROPERTY"). The USCC Intellectual Property does not include any Intellectual Property which is solely owned by USCC or an Affiliate thereof, or any Intellectual Property owned or licensed by USCC or an Affiliate thereof which has been developed or customized, either by USCC or an Affiliate thereof or at its request. To the extent transferable, the USCC Entity which is the licensee, lessee or user thereof has the right to use pursuant to license, sublicense, agreement or permission, the USCC Intellectual Property set forth opposite its name on SCHEDULE 4.11(b), free and clear of all liens and free from any requirement of any past, present or future royalty payments, license fees, charges or other payments, but subject to the terms of use and limitations in such licenses.

         (c) To the extent transferable by any USCC Entity, from and after Closing, AWS will have the right to use all of the incidental intellectual property used in the operation of the USCC Systems. In the case of any incidental intellectual property used in the operation of the USCC Systems which had been used by any USCC Entity as a licensee or lessee, AWS' use of said incidental intellectual property shall be in accordance with the terms and conditions of the applicable license or lease agreement free from any pre-existing payment restriction or liens.

         (d) Except as set forth on SCHEDULE 4.11(d), no claim or demand of any Person has been made nor is there any proceeding that is pending, or to the Knowledge of USCC, threatened, nor does USCC have Knowledge of any reasonable basis therefor, which (A) challenges the rights of any USCC Entity in respect of any USCC Intellectual Property, (B) asserts that any USCC Entity is infringing or otherwise in conflict with, or is required to pay any royalty, license fee, charge or other amount with regard to, any USCC Intellectual Property, or (C) claims that any default exists under any agreement or arrangement listed in
SCHEDULE 4.11(d) with respect to USCC Intellectual Property which default would reasonably be expected to have, individually or in the aggregate result in a USCC Material Adverse Effect.

         Section 4.12.    COMPLIANCE WITH LAWS

         Neither USCC nor any Affiliate thereof is in conflict with, or in default or violation of, any Laws applicable to the operation of the USCC Systems or the USCC Assets, except where such conflict, default or violation would not reasonably be expected to have a USCC Material Adverse Effect. Neither USCC nor any Affiliate thereof has received notice of any formal or informal complaint or order filed against USCC or any Affiliate thereof alleging any material non-compliance by USCC or any Affiliate thereof with respect to any such Laws, in each case to the extent applicable to the operation of the USCC Systems or the USCC Assets.

         Section 4.13.    GOVERNMENTAL AUTHORIZATIONS

         SCHEDULE 4.13 sets forth a true and complete list of all material Governmental Authorizations (other than FCC Licenses) relating solely and directly to the USCC Systems (collectively, the "SYSTEM PERMITS"). All System Permits are validly held by the USCC Entity specified on SCHEDULE 4.13 and in good standing and in full force and effect, such USCC Entity is in substantial compliance with each System Permit granted to or held by it (except for such instances of non-compliance that would not result in the loss or non-renewal of the applicable System Permit or a USCC Material Adverse Effect), and, except as set forth on SCHEDULE 4.13, the same are transferable to AWS pursuant to this Agreement and will not be subject to suspension, modification or revocation as a result of the consummation of the Transactions. No event has occurred with respect to any of the System Permits which permits, or after notice, or lapse of time (except for the expiration of a System Permit in accordance with its terms), or both, would permit, revocation or termination thereof or would reasonably be expected to have, individually or in the aggregate, a USCC Material Adverse Effect.

         Section 4.14.    EMPLOYEE BENEFIT PLANS

         (a) Each Employee Plan maintained or sponsored by, or contributed to by, USCC or any ERISA Affiliate of USCC which covers any current or former employee, director or independent contractor involved in the operation of the USCC Systems (the "SYSTEM EMPLOYEE PLANS") has been in all material respects maintained and operated by USCC or its ERISA Affiliates in conformity with all applicable Laws, including but not limited to the Code and the Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and in accordance with the terms of such System Employee Plan. For purposes of this Agreement, (A) "EMPLOYEE PLAN" means any "employee benefit plan," as defined in Section 3(3) of ERISA, and any other employee benefit plan, program, policy or arrangement, including any bonus plan, incentive, stock option or other equity or equity-based compensation, or deferred compensation arrangement, stock purchase, severance pay, sick leave, vacation pay, salary continuation for disability, hospitalization, medical insurance, life insurance, and scholarship program, and
(B) "ERISA AFFILIATE" means any entity which, together with another entity, would be treated as a single employer under Section 414 of the Code or Section 4001 of ERISA.

         (b) With respect to employees employed in operating the USCC Systems, neither USCC nor any ERISA Affiliate thereof sponsors, has sponsored, contributes to, has contributed to, or has or had an obligation to contribute to
(A) a multiemployer plan, as defined in Section 3(37) of ERISA or (B) a multiple employer plan subject to Sections 4063 or 4064 of ERISA which could reasonably result in any liability to any AWS Entity.

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         (c)   SCHEDULE 4.14(c) sets forth the name of each of the System
Employee Plans material to the operation of the USCC Systems and indicates whether such System Employee Plan has been terminated.

         (d) With respect to each such System Employee Plan that is intended to be a qualified plan within the meaning of Section 401(a) of the Code, a favorable determination letter has been received from the IRS or a request for a determination letter has been or will be timely filed under applicable guidance from the IRS and is currently pending with the IRS.

         (e) All contributions (including all employer contributions and employee salary reduction contributions) required to have been made under any of the System Employee Plans or by law (without regard to any waivers granted under Section 412 of the Code) to any funds or trusts established thereunder or in connection therewith have been made by USCC or its ERISA Affiliates by the due date thereof (including any valid extension), and all contributions for any period which are not yet due will be paid by the required due date. No accumulated funding deficiencies exist in any System Employee Plan subject to
Section 412 of the Code.

         (f) No event has occurred nor shall any event occur as a result of the Transactions which could reasonably be expected to result in the imposition upon AWS or any Affiliate or ERISA Affiliate of AWS of any liability or any lien against any of their assets, directly or indirectly, as a "successor employer" or otherwise, attributable to or relating to the System Employee Plans or any other Employee Plan maintained or sponsored by, or contributed to by, USCC or its ERISA Affiliates, including, without limitation, any funding requirements under the Code or liabilities under Title IV of ERISA with respect to any such plans.

         (g) There is no material violation of ERISA with respect to the filing of applicable reports, documents and notices regarding the System Employee Plans with the Secretary of Labor and the Secretary of the Treasury or the furnishing of such documents to the participants or beneficiaries of the System Employee Plans which could reasonably result in any liability to any AWS Entity.

         (h) There are no pending actions, claims or lawsuits with respect to the operation of the System Employee Plans (other than routine claims for benefits) which have been asserted or instituted against USCC or any of its ERISA Affiliates, the assets of any of the trusts under such plans or the plan sponsor, plan administrator, or any fiduciary of the System Employee Plans, nor does USCC or its ERISA Affiliates have Knowledge of any threatened litigation or Knowledge of facts which could form the basis for any such claim or lawsuit and which could reasonably result in any liability to any AWS Entity.

         (i) Neither USCC nor, to USCC's Knowledge, any "party in interest" or "disqualified person" with respect to the System Employee Plans has engaged in a non-exempt "prohibited transaction" within the meaning of Section 4975 of the Code or Section 406 of ERISA which could reasonably result in any liability to any AWS Entity.

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         (j)   USCC and any ERISA Affiliate of USCC which maintains a "group health plan" within the meaning of Section 5000(b)(1) of the Code that is a System Employee Plan has complied in all material respects with the notice and coverage continuation requirements of the Consolidated Omnibus Budget Reconciliation Act of 1985, as amended (and any similar state law), Section 4980B of the Code, and Part 6 of Subtitle B of Title I of ERISA and the regulations thereunder.

         (k) No USCC Entity nor any Affiliate thereof has any formal plan or commitment, whether or not legally binding, to create any additional Employee Plan or modify or change any existing System Employee Plan in a manner that would impose liability on any AWS Entity or any Affiliate thereof, nor has any intention to do so been communicated to any employees of USCC who perform services for the USCC Systems or their dependents, survivors or beneficiaries.

         Section 4.15.    EMPLOYMENT MATTERS

         (a) Each USCC Entity (A) is in compliance in all material respects with all applicable foreign, federal, state and local Laws respecting employment, employment practices, terms and conditions of employment and wages and hours with respect to employees employed in operating the USCC Systems or former employees employed in operating the USCC Systems; (B) has withheld all amounts required by Law or by agreement to be withheld from the wages, salaries and other payments to such employees; (C) is not liable for any arrears of wages, any other compensation or benefits (including but not limited to vacation or severance pay) or any taxes related to the USCC Systems or any penalty for failure to comply with any of the foregoing; and (D) is not liable for any payment to any trust or other fund or to any Governmental Authority, with respect to unemployment compensation benefits, social security or other benefits or obligations for such employees (other than routine payments to be made in the normal course of business and consistent with past practice). To the best of USCC's Knowledge, there are no pending claims, charges, actions or lawsuits filed against any USCC Entity with any court or any Governmental Authority involving the employment of or termination of any current or former employees of any USCC Entity who were or are involved in the operation of the USCC Systems. To the best of USCC's Knowledge: (i) there are no such claims, charges, actions or lawsuits threatened, and (ii) no facts exist which could give rise to liability to any current or former employees involved in the operation of the USCC Systems.

         (b) SCHEDULE 4.15(b) sets forth the name, position, date of hire, current annual salary and/or hourly rate of pay (if applicable), service credited for purposes of vesting and eligibility under any System Employee Plan, the current status of the employee as either active or on leave and if on leave, the type of leave, and the amount of the last salary or rate of pay increase and the date thereof of all regular employees of each USCC Entity and all inactive employees of such USCC Entity on leave or other inactive status. No USCC Entity is a party to and no USCC Entity is bound by any contracts or employment agreements with respect to employees or officers engaged, to any extent, in the operation of the USCC Systems.

         (c) To the best of USCC's Knowledge: (i) any individual engaged by any USCC Entity as an independent contractor in connection with the USCC Systems has been accurately classified as an independent contractor for all purposes, including payroll tax, withholding, unemployment insurance and benefits, and
(ii) no USCC Entity has notice of any pending or threatened inquiry from any Governmental Authority concerning such independent contractor status, or any pending or threatened claim by any party that any such independent contractor be reclassified as an employee for any purpose.

         (d) On or prior to the Closing Date, USCC shall provide AWS with a list of the former employees of any USCC Entity who performed services for the USCC Systems and have terminated employment due to lay-off or position elimination during the 90 calendar day period preceding the Closing Date with their work location at time of termination, except for terminations of employment pursuant to Section 6.1(a).

         (e) There are no employment or severance agreements which are binding on AWS (as a successor employer or otherwise) or which will create any obligation whatsoever on the part of AWS after the Closing in regard to any employee, manager, agent, contractor or officer of USCC.

         Section 4.16.    LABOR MATTERS

         No USCC Entity is presently a party to or bound by any collective bargaining agreement or union contract, including but not limited to, a card check, neutrality or other type of labor agreement with respect to employees employed in operating the USCC Systems and no collective bargaining agreement with respect to employees employed in operating the USCC Systems is being negotiated by USCC. To the Knowledge of USCC, no union organizational campaign or effort presently exists or is being threatened with respect to any employees of the USCC Systems. To the Knowledge of USCC, no question concerning representation presently exists with respect to any employees of the USCC Systems. No charges with respect to or relating to, directly or indirectly, the USCC Systems are pending before any Governmental Authority and no USCC Entity has received, with respect to the USCC Systems, notice of the intent of any federal, state or local agency responsible for the enforcement of labor or employment Laws to conduct an investigation, audit or review and no such investigation, audit or review is in progress. To the Knowledge of USCC, no wage investigations have been made of any USCC Entity with respect to employees of the USCC Systems, or its independent contractors and no USCC Entity has received notice of the intent of any Governmental Authority to conduct such an investigation, audit or review. To the Knowledge of USCC, there are no controversies, grievances or arbitrations pending or threatened between any USCC Entity and any of its current or former employees or any labor or other collective bargaining unit representing any current or former employees, in each case to the extent relating to employees who perform services for the USCC Systems. To the Knowledge of USCC, no work stoppage, picketing, hand billing, consumer boycott, labor strike, dispute or slow-down exists or has been threatened against any USCC Entity with respect to the USCC Systems. Each USCC Entity is in compliance in all material respects with all applicable federal, state, and local Laws in respect of the USCC Systems respecting employment, fair employment practices and fair labor standards, including such Laws that prohibit discrimination based on race, age, sex, religion, color, national origin, disability and sexual orientation. Each USCC Entity is in compliance with the requirements of the National Labor Relations Act, as such Act relates to the USCC Systems, and to the Knowledge of USCC, no unfair labor practice charges or complaints against any USCC Entity are pending or threatened before the National Labor Relations Board in respect of the USCC Systems.

         Section 4.17.    ENVIRONMENTAL MATTERS

         Except as would not have a USCC Material Adverse Effect:

         (a) Each USCC Entity has obtained all environmental, health and safety permits, licenses and other authorizations which are required under Environmental Laws in connection with the USCC Assets or the operation of the USCC Systems. Each of such permits, licenses and other authorizations is valid and enforceable and in full force and effect, and each USCC Entity is in compliance with the material terms and conditions of all such permits, licenses and other authorizations and with each Environmental Law. Except as set forth on
SCHEDULE 4.17(a), there are no pending applications for any permits, licenses or other authorizations under any Environmental Law in connection with the conduct of the USCC Systems or the operation or ownership of the USCC Assets where failure to grant or approve would have a material adverse affect on the operation of the USCC Systems.

         (b) (i) No Hazardous Substances generated by, used by, or originating from activities of the USCC Systems or the USCC Assets have been Released or, to the Knowledge of USCC, threatened to be Released into the environment, whether by a USCC Entity, or to the Knowledge of USCC, third parties, at any site, facility or location whether or not now or previously owned, operated, occupied, utilized or leased by such USCC Entity and (ii) no oral or written notification of a Release of a Hazardous Substance has been filed by or on behalf of any USCC Entity with any Governmental Authority and no site or facility now or, to the Knowledge of USCC, previously owned, operated, occupied, utilized or leased by any USCC Entity relating to the USCC Systems is subject to investigation or clean-up under any Environmental Law. USCC has provided AWS access to copies of all material environmental investigations, studies, audits, tests, reviews and other analyses conducted by or on behalf of, and that are in the possession of, any USCC Entity in relation to any USCC Asset now or previously owned, operated, occupied, utilized or leased by such USCC Entity. No USCC Entity has received any notice of intention to commence suit under any Environmental Law with respect to the USCC Systems or the USCC Assets (and to the Knowledge of USCC, there is no reasonable basis for any such suit), nor has any USCC Entity received any request for information from any Governmental Authority under any Environmental Law with respect to the USCC Systems or the USCC Assets. With respect to the USCC Systems, there is no existing, pending or, to the Knowledge of USCC, threatened action, suit, investigation, inquiry or proceeding under Environmental Laws by or before any Governmental Authority, nor any remedial obligations, arising under any Environmental Laws.

         (c) Each USCC Entity has complied and is in compliance in all material respects with all Environmental Permits and all applicable Environmental Laws pertaining to the USCC Assets and the USCC Systems, and, to the Knowledge of USCC, no USCC Entity has any liability, contingent or otherwise, under any Environmental Law which, individually or in the aggregate could have a USCC Material Adverse Effect. To the Knowledge of USCC, no Person has alleged any violation by any USCC Entity of any applicable Environmental Law relating to the operation of the USCC Systems or the use, ownership, operation or transferability of any USCC Assets. No USCC Entity has caused or permitted the use, management, generation, manufacture, refining, transportation, treatment, storage, handling, disposal, production or processing of any Hazardous Substances in connection with the operation of the USCC Systems or any USCC Asset except in compliance with Environmental Law, and no USCC Entity has caused or permitted, and USCC has no Knowledge of, the Release or threatened Release of any Hazardous Substances generated, used or originating from the operations of the USCC Systems or any USCC Asset.

         (d) The assets, property and equipment of each USCC Entity and Real Property now or previously owned, operated, occupied, utilized or leased by such USCC Entity with respect to the USCC Systems transferred to AWS or an Affiliate thereof in accordance with this Agreement are not subject to any Liens under any Environmental Law, and to the Knowledge of USCC no basis exists for any such Liens.

         (e) To the extent applicable, each USCC Entity's operations of the USCC Systems and the USCC Assets are in compliance in all material respects with the applicable requirements of OSHA and any state and local occupational safety and health Laws, and all regulations promulgated thereunder and there are no pending or, to the Knowledge of USCC, threatened safety and/or health citations, complaints, lawsuits or orders issued with respect to any of the foregoing Laws. There have been no citations, notices or complaints issued to any USCC Entity or any Affiliate thereof with respect to the USCC Systems or the USCC Assets by OSHA or any state occupational safety and health administration which could individually or in the aggregate result in a USCC Material Adverse Effect.

         Section 4.18.    AGREEMENTS, CONTRACTS AND COMMITMENTS

         (a) USCC has made available to AWS a correct and complete copy of each contract, agreement, arrangement, commitment, understanding, lease, license or other instrument to which a USCC Entity or an Affiliate thereof is a party (or in the case of (i) any oral USCC Contract, a true, complete, and correct summary thereof, and (ii) each individual Subscriber Agreement between the applicable USCC Entity and the applicable subscriber, true, complete and correct copies of the standard forms of Subscriber Agreements), in each case principally related and material to the operation of the USCC Systems, together with any and all amendments or modifications thereto through and including the date hereof (each, a "USCC CONTRACT"). Each USCC Contract is valid, binding, enforceable and in full force and effect; the applicable USCC Entity or Affiliate is not in breach or default under any such USCC Contract; and, to the Knowledge of USCC, no event has occurred which, with notice or lapse of time or both, would constitute a breach or default, or permit termination, modification or acceleration, under such USCC Contract, except where the failure to be so valid, binding, enforceable or in full force and effect or such breach or default, termination, modification or acceleration would not reasonably be expected to have, individually or in the aggregate, a USCC Material Adverse Effect.

         (b) SCHEDULE 4.18(b) sets forth each USCC Contract included in the USCC Assets (the "USCC SYSTEM CONTRACTS"). SCHEDULE 4.18(b) also sets forth all necessary Consents (including Consents to assignment) of parties to all USCC System Contracts which are required in connection with the consummation of the Transactions (collectively, the "USCC SYSTEM CONSENTS").

         Section 4.19.    BOOKS OF ACCOUNT

         All financial, business and accounting books, ledgers, accounts and official and other records relating to the USCC Systems and the USCC Assets (collectively, the "BOOKS AND RECORDS") (i) have been properly and accurately kept and maintained in accordance with applicable Law, (ii) are true, complete and correct in all material respects and do not contain or reflect any material inaccuracies or discrepancies and (iii) fairly reflect in reasonable detail the material assets, liabilities and transactions relating to the USCC Systems.

         Section 4.20.    FINANCIAL STATEMENTS

         USCC has delivered to AWS complete and correct copies of (i) the unaudited financial statements of the USCC Systems as of, and for the periods ended December 31, 2000 and December 31, 2001, each of which include balance sheet and related statement of income for the year then ended (the "FINANCIAL STATEMENTS") and (ii) the unaudited financial statements of the USCC Systems at December 31, 2002 (the "BALANCE SHEET DATE") including a balance sheet and related statements of income for the twelve (12) month period then ended (the "INTERIM FINANCIAL STATEMENTS"). The Financial Statements and the Interim Financial Statements fairly present in all material respects, in accordance with GAAP, the financial position of the USCC Systems and the results of their operations for the periods specified therein (subject to the absence of footnotes and, in the case of the Interim Financial Statements, to normal year end audit adjustments.)

         Section 4.21.    ABSENCE OF UNDISCLOSED LIABILITIES

         No USCC Entity has any liabilities or obligations of any nature, whether known or unknown, absolute, accrued, contingent or otherwise, and whether due or to become due, arising out of or relating to the USCC Systems or any of the USCC Assets, except as reflected or reserved for, and only to the extent reflected or reserved for, in the Financial Statements and the Interim Financial Statements and except (i) as set forth in SCHEDULE 4.21, (ii) for liabilities incurred in the ordinary course of business consistent with past practice since the Balance Sheet Date and in each case to the extent permitted to be incurred in accordance with the terms hereof and (iii) executory obligations under any USCC Contract.

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         Section 4.22.    ABSENCE OF CHANGES OR EVENTS

         Since the Balance Sheet Date, there has not been any (i) USCC Material Adverse Effect; and (ii) except as set forth in SCHEDULE 4.22, none of USCC or any Affiliate thereof has (with respect to the USCC Business): (A) discharged or satisfied any Lien or paid any liabilities other than in the ordinary course of the operation of the USCC Business consistent with past practice, or failed to pay or discharge when due any liabilities; (B) sold, encumbered, assigned, transferred or otherwise disposed of any assets or properties (including rights or interests with respect to such assets or properties) which any USCC Entity purported to own as of the Balance Sheet Date or on any date since such date, except in the ordinary course of the operation of the USCC Business consistent with past practice; (C) incurred any indebtedness (or made any guaranties in respect thereof) for which a AWS Entity will be liable following the Closing Date or subjected any of the assets or properties owned by a USCC Entity to any Lien other than a Permitted Lien; (D) made or suffered any amendment or termination of any USCC Contract, or canceled, modified or waived any substantial debts or claims held by it or waived any rights of substantial value, except in the ordinary course of the operation of the USCC Business consistent with past practice; (E) changed any of the accounting principles followed by any USCC Entity relating to the operation of the USCC Systems or the methods of applying such principles or made or changed any Tax elections relating to the operation of the USCC Systems; (F) entered into any transaction, except in the ordinary course of the operation of the USCC Business consistent with past practice; or (G) agreed, orally or in writing, or granted any other person an option, to do any of the things specified in subparagraphs (A) through
(F) above.

         Section 4.23.    ACCOUNTS RECEIVABLE

         The Accounts Receivable as of January 31, 2003 are set forth on
SCHEDULE 1.6, which sets forth a calculation of the reserves in respect of such Accounts Receivable and the USCC methodology used in such calculation. All Accounts Receivable, whether reflected on the Financial Statements, the Interim Financial Statements or SCHEDULE 1.6 or subsequently created, have arisen from bona fide transactions in the ordinary course of business. The reserves in respect thereof reflected on the Financial Statements and the Interim Financial Statements are appropriate in accordance with GAAP applied on a basis consistent with prior periods. No USCC Entity has taken any actions with the intended effect of accelerating and has not sought to accelerate the payment of any of the Accounts Receivable in a manner inconsistent with USCC's practice during prior periods. No USCC Entity has settled or compromised any Accounts Receivable except in the ordinary course of business consistent with USCC's practice during prior periods.

         Section 4.24.    INVENTORIES

         The Inventories as of the Balance Sheet Date, together with the locations thereof, are set forth in SCHEDULE 4.24. Except as set forth on
SCHEDULE 4.24, all Inventories are of good, usable and merchantable quality in all material respects and, except to the extent adequately reserved for, do not include items which have been discontinued or are off specification, damaged, dormant, obsolete, non-salable, non-usable or not first quality.

All Inventories are of such quality as to meet the quality control standards of USCC. All Inventories are recorded on SCHEDULE 1.6 at the lower of cost or market value determined in accordance with GAAP. No mobile phones included in Inventory are system operator code (SOC) "locked" to search for a system operator code on a preferred or exclusive basis, and the intercarrier roamer data base (IRDB) for all mobile phones included in Inventory is reprogrammable by any wireless carrier assuming such carrier has over the air programming capabilities and uses time division multiple access (TDMA) technology.

         Section 4.25.    MACHINERY AND EQUIPMENT

         Except as set forth on SCHEDULE 4.25, all items of Machinery and Equipment are in good operating condition, ordinary wear, tear and natural depreciation excepted. To the Knowledge of USCC, there are no material repairs necessary with respect thereto other than routine maintenance in the ordinary course.

         Section 4.26.    CELL SITES

         SCHEDULE 4.26 lists each cell site (including each cell site on which a USCC Entity has placed one or more antennas) (a "CELL SITE") currently operated or used by each USCC Entity in respect of the USCC Systems as of the date hereof, indicating the address of such Cell Site, whether such USCC Entity is the owner of such Cell Site, and whether any other Person is permitted to co-locate towers or antennas thereon or has any other rights with respect thereto. SCHEDULE 4.26 also sets forth (i) each instance where a USCC Entity co-locates its antennas relating to the USCC Systems on another Person's tower or antenna structure and (ii) whether any antenna structure on which a USCC Entity locates antennas is one which requires notification to the FAA under 47 C.F.R. 17.17 and, if so, the Antenna Structure Registration Number thereof. Each of the Cell Sites has been constructed, and is operating, substantially in compliance with the terms and conditions of the USCC Assigned Licenses and the rules and regulations of all applicable Governmental Authorities, including the FCC and the FAA, and each USCC Entity has made all filings, tower registrations and reports relating to each Cell Site, except where the failure to make such filings, tower registrations or reports would not reasonably be expected to have, individually or in the aggregate, a USCC Material Adverse Effect, and all such filings, reports and registrations are accurate in all material respects.

         Section 4.27.    LITIGATION REGARDING USCC SYSTEMS, USCC ASSETS

         Except as set forth on SCHEDULE 4.27, there are no civil, criminal or administrative claims, actions, suits, demands, proceedings or investigations pending or, to the Knowledge of USCC, threatened against USCC or any Affiliate thereof relating to the USCC Systems or any USCC Assets that would, if determined adversely to USCC or such Affiliate, reasonably be expected to have a USCC Material Adverse Effect. Except as set forth on SCHEDULE 4.27, there is no judgment, decree, injunction, rule or order outstanding against USCC or any Affiliate thereof relating to or involving the USCC Systems or any of the USCC Assets, nor does USCC have Knowledge of any reasonable basis therefor, and there are no unsatisfied judgments against USCC or any Affiliate thereof with respect to the USCC Systems or any of the USCC Assets, in each case that would reasonably be expected to have a USCC Material Adverse Effect.

         Section 4.28.    LIABILITY TO AFFILIATES

         Neither the USCC Assets nor the USCC Assumed Liabilities include any agreements, arrangements or understandings with, or rights or obligations in favor of, any USCC Entity, except (i) as expressly contemplated by this Agreement or the other Transaction Documents, (ii) as disclosed on SCHEDULE 4.28 or (iii) as may be terminated at will or upon no more than 90 days' notice as of the Closing Date without Consent of, or material payment to, any third party, and without impairing in any material respect the operation of the USCC Assets or the USCC Systems after the Closing.

         Section 4.29.    CALEA

         Except as set forth in SCHEDULE 4.29 with respect to the USCC Systems, there has been validly and timely filed a Flexible Deployment Submission with the Federal Bureau of Investigation (the "FBI") in accordance with the FBI's Flexible Deployment Assistance Guide, and a Petition for Extension with the FCC requesting an extension of the current CALEA capability compliance deadline with respect to the USCC Systems until the applicable dates set forth on SCHEDULE 4.29.

         Section 4.30.    INSURANCE

         The USCC Assets will be covered until Closing by commercially reasonable policies of casualty, liability, and other forms of insurance owned or held by USCC or an Affiliate thereof. Such policies are in full force and effect and will remain in full force and effect through the Closing Date in accordance with their terms (and AWS acknowledges that no USCC Entity shall have any obligation to continue any such insurance or self-funding arrangements following Closing). No notice of cancellation has been received, and there is no existing default, or event which, with the giving of notice or lapse of time or both, would constitute a default thereunder by USCC or an Affiliate thereof. All premiums to date have been, and all premiums due and payable as of the Closing Date will be, paid in full.

         Section 4.31.    BUSINESS ACTIVITY RESTRICTION

         Except as set on SCHEDULE 4.31, there is no non-competition or other agreement, commitment, judgment, injunction, order or decree to which USCC or an Affiliate thereof is a party or subject that does or would reasonably be expected to interfere in any material respect with the use, occupancy or operation of the USCC Assets.

         Section 4.32.    USCC ENTITIES

         USCC directly, or indirectly, beneficially owns all of the outstanding equity interests of each USCC Entity.

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                                    ARTICLE 5
                            COVENANTS AND AGREEMENTS

         Section 5.1.     COMMERCIALLY REASONABLE EFFORTS AND OTHER AGREEMENTS

         Each party covenants and agrees from and after the execution and delivery of this Agreement until the Closing Date, as follows:

         (a) It shall use its Commercially Reasonable Efforts to take, or cause to be taken, promptly all actions and to do, or cause to be done, promptly all things necessary, proper or advisable to consummate and make effective the Transactions and to fulfill its obligations hereunder, including causing to be satisfied at the earliest practical date all conditions contained in Article 7 to be satisfied by it.

         (b) It shall, and shall cause its respective Affiliates to, refrain from taking any action which could be reasonably expected to render any of its representations or warranties contained in this Agreement or any other Transaction Document incorrect or inaccurate in any material respect.

         (c) It shall, and shall cause, in the case of AWS, each applicable AWS Entity to and in the case of USCC, each applicable USCC Entity to, comply in all material respects with all applicable Laws and Governmental Authorizations relating to the USCC Assigned Licenses and the USCC Systems, in the case of USCC, and the AWS Licenses and Partnership Interests, in the case of AWS.

         (d) USCC shall, and shall cause each applicable USCC Entity to, in the case of the USCC Assigned Licenses and the USCC Systems, and AWS shall, and shall cause each applicable AWS Entity to, in the case of the AWS Licenses, (A) maintain such FCC Licenses in full force and effect and (B) maintain in full force and effect all Governmental Authorizations necessary to preserve the ability to construct and operate such FCC Licenses and, in the case of USCC, the USCC Systems, as and when such Governmental Authorizations are or become necessary for such purposes; provided, that neither USCC, in the case of any USCC Entity, nor AWS, in the case of any AWS Entity, shall make, cause or permit to be made, any material commitments to any Governmental Authority relating to any Governmental Authorization affecting, in the case of USCC, the USCC Assigned Licenses or the USCC Systems, and in the case of AWS, the AWS Licenses, without the other party's prior written consent, which shall not be unreasonably withheld or delayed; provided, however, that the foregoing shall not prohibit AWS from taking any action or omitting to take any action with respect to any frequencies which are not included in any AWS Assigned License created by disaggregating an AWS License, or any service areas which are not covered by any AWS Assigned License created by partitioning an AWS License, so long as the taking of such action or omission to take such action does not otherwise result in a breach by AWS of this Section 5.1(d).

         (e)   It shall:

               (i) Give written notice to the other party promptly upon the commencement of, or upon obtaining Knowledge of any facts that would give rise

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

         to a threat of, any claim, action or proceeding commenced against or relating to it, its Affiliates or its or their properties or assets which would reasonably be expected to have a USCC Material Adverse Effect (in the case of USCC) or an AWS Material Adverse Effect (in the case of AWS);

               (ii) After obtaining Knowledge of the occurrence of any event, or any occurrence which would reasonably be expected to give rise to an event, which could cause or constitute a material breach of any of its warranties, representations, covenants or agreements contained in this Agreement or any other Transaction Document, promptly give notice in writing of such occurrence or event to the other party and use Commercially Reasonable Efforts to prevent or to promptly remedy such breach; and

               (iii) Advise the other party promptly in writing of (x) any event, condition or state of facts known to it, which, after the date hereof, would reasonably be expected to have a USCC Material Adverse Effect (in the case of USCC) or an AWS Material Adverse Effect (in the case of AWS) or (y) any claim, action or proceeding which seeks to enjoin or otherwise challenge the consummation of the Transactions.

         Notwithstanding the foregoing, no disclosure by a party pursuant to this Section 5.1(e) shall be deemed to amend or supplement this Agreement or any other Transaction Document or to cure any misrepresentation or breach of warranty, representation, covenant or agreement contained in this Agreement or any other Transaction Document.

         Section 5.2.     CONSENTS OF THIRD PARTIES

         Each party covenants and agrees, from and after the execution and delivery of this Agreement until the Closing Date, as follows:

         (a) Promptly following execution of this Agreement (but in no event later than 15 Business Days after the date hereof), it shall file or cause to be filed with the FCC all appropriate applications for Consent to the assignment of the FCC License(s) (other than the Section 1.5 Licenses) and the USCC Assets contemplated hereby. It shall cooperate with the other party and use its Commercially Reasonable Efforts to prosecute or cause to be prosecuted all such applications to a favorable conclusion, and shall work with the other party to file or cause to be filed all required notices of consummation with the FCC. No party shall take or cause to be taken any action before the FCC which is inconsistent with or intended to delay action on such applications or consummation of the Transactions. Each AWS Entity and each USCC Entity, respectively, shall bear its own costs associated with the preparation and submission of such filings.

         (b) AWS, on behalf of the AWS Entities, and USCC, on behalf of the USCC Entities, shall use its Commercially Reasonable Efforts to secure before the Closing Date any Consent (other than the Consent of the FCC), in form and substance reasonably satisfactory to the other party, from any Governmental Authority as is necessary to be obtained by it in order to consummate the Transactions. AWS, on behalf of the AWS

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Entities, and USCC, on behalf of the USCC Entities, shall use its Commercially
Reasonable Efforts to cooperate with the other party, as reasonably requested, to obtain such Consents.

         (c) USCC shall use its Commercially Reasonable Efforts to obtain all of the USCC System Consents prior to Closing. If any USCC System Consent is not obtained prior to Closing, and Closing occurs, the applicable USCC System Contract (a "NON-ASSIGNED CONTRACT") shall not be assigned, but (A) USCC shall continue to use its Commercially Reasonable Efforts following Closing to obtain such USCC System Consent, whereupon, once obtained, the applicable Non-Assigned Contract shall be deemed automatically assigned to AWS without any further action required of the parties hereto and (B) until such Non-Assigned Contract is assigned to AWS or such Non-Assigned Contract's expiration, whichever occurs first, USCC shall cause such Non-Assigned Contract to be kept in effect and shall cause the benefit of such Non-Assigned Contract to be provided to the applicable AWS Entity to the same extent as if it had been assigned including
(x) causing any rights of the applicable USCC Entity arising from such Non-Assigned Contract to be enforced against the issuers thereof or the other party or parties thereto; (y) causing to be taken all such actions and causing to be done all such things at the request and (to the extent AWS would have been responsible for such costs had the applicable Non-Assigned Contract been assigned to AWS at Closing) cost of AWS as shall be reasonably necessary and proper in order that the value of any Non-Assigned Contract shall be preserved and shall inure to the benefit of AWS; and (z) causing to be paid over to AWS all monies or other assets collected by or paid to the applicable USCC Entity in respect of such Non-Assigned Contract. AWS shall be responsible for the performance of all obligations under any such Non-Assigned Contract that AWS would have been responsible therefor had Consent to assignment of the Non-Assigned Contract been obtained, but only to the extent that AWS receives the benefits under any such Non-Assigned Contract that AWS would have received had Consent to assignment of the Non-Assigned Contract been obtained. Nothing in this Agreement or any other Transaction Document shall be construed as an attempt to assign any agreement or other instrument that is by its terms non-assignable without the consent of the other party.

         (d) USCC and AWS shall each cooperate and use their Commercially Reasonable Efforts to prepare and file with the Federal Trade Commission ("FTC") and the United States Department of Justice ("DOJ") within 10 Business Days after the date hereof, all requisite applications and amendments thereto together with related information, data and exhibits necessary to satisfy the requirements of the Hart-Scott-Rodino Antitrust Improvements Act of 1976, as amended (the "HSR ACT") (if applicable to the transactions contemplated by this Agreement). USCC and AWS shall each pay their own filing fees in connection with any filings pursuant to this Section 5.2(d).

         Section 5.3.     PROHIBITED TRANSACTIONS

         The parties agree that between the date of execution of this Agreement and the earlier to occur of the Closing or the termination of this Agreement pursuant to Section 9.1, none of the parties, or their respective
Representatives, will directly or indirectly

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

solicit, encourage or initiate the submission of proposals or offers from, provide any confidential information to, or participate in discussions or negotiations or enter into any agreement, arrangement or understanding with any Person concerning the Transfer of, or create, incur or suffer to exist any Lien of any nature whatsoever in respect of, in the case of (i) USCC, the USCC Assigned Licenses or the USCC Assets (other than solely in the case of the USCC Assets, Permitted Liens or as otherwise permitted by Section 5.6) and (ii) AWS, the AWS Licenses; provided, that the foregoing shall not prohibit AWS from taking any action or omitting to take any action with respect to any frequencies which are not included in any AWS Assigned License created by disaggregating an AWS License, or any service areas which are not covered by any AWS Assigned License created by partitioning an AWS License, so long as the taking of such action or omission to take such action does not otherwise result in a breach by AWS of this Section 5.3. Notwithstanding the foregoing, nothing in this Agreement shall limit or restrict a party from the Transfer of the assets which are otherwise required to be conveyed by it at Closing to a third party, provided, that any such Transfer must be pursuant to another transaction in which (x) such assets, taken as a whole, constitute an immaterial or incidental portion of the assets being transferred, assigned or disposed of pursuant to such other transaction and (y) the acquirer or the assignee or transferee of such assets (whether by operation of law or otherwise) expressly agrees and is obligated to consummate or cause the consummation of the Transactions in accordance with the terms hereof, without delay or impairment to the Transactions.

         Section 5.4.     CONFIDENTIALITY

         (a)   Each party shall, and shall cause each of its Representatives to,
(A) retain in strictest confidence any and all Confidential Information relating to the other party that it receives in connection with the negotiation or performance of this Agreement and each other Transaction Document (whether received prior to or after the date of this Agreement), and (B) not disclose such Confidential Information to anyone except (x) the receiving party's Affiliates and Representatives and (y) any other Person that needs to know such Information for purposes of performance of this Agreement and each other Transaction Document and who agrees to keep in confidence all Confidential Information in accordance with the terms of this Section 5.4 as if it were the receiving party hereunder. Each party agrees to use Confidential Information received from the other party only in furtherance of the performance of this Agreement, and not for any other purpose. All Confidential Information furnished pursuant to this Agreement and each other Transaction Document shall either be returned promptly to the party to whom it belongs, or destroyed and such destruction certified, in either case upon request made prior to Closing by such party.

         (b) The obligations set forth in paragraph (a) above shall not apply to Confidential Information that (A) is or becomes generally available to the public other than as a result of disclosure by the receiving party or its Affiliates or its Representatives in violation of this Section 5.4, (B) was available to the receiving party on a non-confidential basis prior to its disclosure to the receiving party, or (C) becomes available to the receiving party on a non-confidential basis from a source other than the providing party or its Representatives, provided, that such source is not known by the receiving

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party to be bound by a confidentiality agreement with the providing party or its
Representatives. Confidential Information with respect to the USCC Assets shall be deemed to be Confidential Information of AWS, from and after the Closing.

         (c) Anything else in this Agreement or any other Transaction Document notwithstanding, each party shall have the right to disclose any information, including Confidential Information of the other party or such other party's
Affiliates: (A) to its Representatives (such Representatives to acknowledge that any such Confidential Information disclosed to them is subject to the provisions hereof); (B) in any filing with any regulatory agency, court, or other authority (in confidence where a procedure for confidential disclosure exists) or any disclosure to a trustee of public debt of a party to the extent that the disclosing party determines in good faith that it is required by Law or the terms of such debt to do so; provided, that any such disclosure shall be as limited in scope as possible and shall be made only after giving the other party as much notice as practicable of such required disclosure and an opportunity to contest such disclosure, or seek confidential treatment, if possible; (C) as required by its existing or potential lending sources (such lending sources to acknowledge that any such Confidential Information disclosed to them is subject to the provisions hereof); or (D) as required to enforce its rights under this Agreement or any Transaction Document.

         (d) The parties agree that except as may be necessary to comply with the requirements of applicable Law or the rules and regulations of any national securities exchange upon which the securities of one of the parties or its Affiliates is listed, no press release or similar public announcement or communication will be made or caused to be made concerning the execution of this Agreement or any other Transaction Document or the consummation of the Transactions, provided, that in the case of any disclosure permitted under this paragraph (d), the disclosing party shall (A) prior to the proposed disclosure, permit the non-disclosing party to review and comment on such proposed disclosure and (B) not publish or otherwise release to the public any proposed disclosure unless the non-disclosing party has first approved the same, which approval shall not be unreasonably withheld.

         Section 5.5.     ACCESS AND INFORMATION

         (a) From the date hereof until Closing, USCC shall, and shall cause the USCC Entities to, give AWS and its Representatives reasonable access, during normal business hours and upon reasonable prior notice, to the USCC Assets, and to records, books, contracts and documents related to the USCC Assets or the USCC Systems, and to such other information related to the USCC Assets or the USCC Systems as AWS may reasonably request, and in each case to the extent reasonably necessary to Transfer to AWS the ownership of the USCC Assets and the operation of the USCC Systems. Any such access shall be coordinated through Mark Wierzbinski, USCC Director of Partner Relations (office telephone: (773) 399-4951) or another individual appointed by USCC to AWS in writing. Neither AWS nor its Representatives shall contact any employees of the USCC Systems without first obtaining the consent of Mr. Wierzbinski or any other appointed individual. USCC shall cause the appropriate officers, employees, consultants, agents, accountants and attorneys of the USCC Entities to cooperate with AWS and its

                                       46
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Representatives in connection with such access. This Section 5.5(a) shall not entitle AWS to receive or review, or have access to, information that (x) is subject to a confidentiality agreement with a third party, provided, that USCC shall use Commercially Reasonable Efforts to obtain the Consent of any such third party to permit AWS to receive and review such information or (y) USCC reasonably believes to be competitively sensitive.

         (b) From the date hereof until Closing, AWS shall, and shall cause the AWS Entities to, give USCC and its Representatives reasonable access, during normal business hours and upon reasonable prior notice, to the AWS Licenses, and to records, books, contracts and documents related to the AWS Licenses, and such other information related to the AWS Licenses as USCC may reasonably request, and in each case to the extent reasonably necessary to Transfer to USCC the AWS Assigned Licenses. Any such access shall be coordinated through Carol Dellecker (office telephone: (425) 580-8007) or another individual appointed by AWS to USCC in writing. Neither USCC nor its Representatives shall contact any employees of AWS without first obtaining the consent of Ms. Dellecker or any other appointed individual. AWS shall cause the appropriate officers, employees, consultants, agents, accountants and attorneys of the AWS Entities to cooperate with USCC and its Representatives in connection with such access. This Section 5.5(b) shall not entitle USCC to receive or review, or have access to, information that (x) is subject to a confidentiality agreement with a third party, provided, that AWS shall use Commercially Reasonable Efforts to obtain the Consent of any such third party to permit USCC to receive and review such information or (y) AWS reasonably believes to be competitively sensitive.

         Section 5.6.     CONDUCT OF BUSINESS

         During the period from the date hereof until the earlier of the Closing or the termination of this Agreement, except as otherwise expressly provided in this Agreement, USCC covenants and agrees that it shall, and shall cause each USCC Entity to, operate the USCC Systems in the ordinary course of business consistent with past practice. In furtherance, but without limitation, of the foregoing, USCC shall, and shall cause each USCC Entity to:

         (a) maintain the USCC Assets and operate the USCC Systems in the ordinary course of business consistent with past practice, including making all repairs with respect thereto consistent with past practice and maintaining a level of technical performance of the USCC Systems which is consistent with past practice;

         (b) with respect to the USCC Systems, use its Commercially Reasonable Efforts to preserve its goodwill and maintain its relationships with the suppliers, employees, agents, subscribers and others having material business relations with it consistent with past practice;

         (c) with respect to the USCC Systems, solicit new subscribers and provide services to existing subscribers generally consistent with past practice;

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

         (d) preserve in full force and effect, as necessary and consistent with past practice, all Governmental Authorizations relating to the operation of the USCC Systems, including the timely renewal thereof, in each case where the failure to so preserve such Governmental Authorizations in full force and effect would, individually or in the aggregate, be reasonably expected to have a USCC Material Adverse Effect;

         (e) use its Commercially Reasonable Efforts to preserve its relationships with all parties to the USCC System Contracts, and perform in all material respects all of its obligations thereunder, according to the terms and conditions thereof;

         (f)   comply in all material respects with all Laws;

         (g) maintain in accordance with past practice the Books and Records related to the USCC Systems;

         (h) (i) adhere to current practice with respect to bad debt of the USCC Systems, collection of accounts and deactivation of delinquent account service; and (ii) collect Accounts Receivable only in the ordinary course consistent with past practices;

         (i) maintain all Inventory and expendable supplies at levels consistent with past practices, current business plans and reasonably expected customer demand and maintain its working capital at reasonable levels necessary to operate the USCC Systems in a commercially reasonable manner and consistent with past practices; and

         (j) maintain in full force and effect, and with existing coverage, the existing insurance policies for the USCC Systems (or comparable policies), except for any changes to such policies that are made in the ordinary course of business; provided that nothing herein shall obligate USCC to obtain or to continue any insurance coverage for any period after the Closing. USCC will provide AWS with information and records that AWS may reasonably request that are material to such claims now pending or made hereafter with respect to the USCC Assets.

         Section 5.7.     NEGATIVE COVENANTS

         With respect to the USCC Systems, during the period from the date hereof until the earlier of the Closing or the termination of this Agreement, except as otherwise contemplated by this Agreement, USCC shall not take, and shall cause each USCC Entity not to take, any of the following actions relating to the USCC Assets or USCC Systems without the prior written consent of AWS:

         (a) enter into any agreement, arrangement or understanding involving payments, projected revenues, assets, or liabilities with a value in excess of $250,000 in the aggregate, or materially alter, amend, or modify or terminate, or exercise any option under, any existing agreement involving payments, projected revenues, assets, or liabilities with a value in excess of $250,000 in the aggregate, other than in the ordinary course of business consistent with past practice;

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

         (b) except in the ordinary course of business consistent with past practice, dispose of assets for consideration in excess of $250,000 in the aggregate;

         (c) except in the ordinary course of business consistent with past practice, incur or assume any indebtedness for borrowed money or guarantee any such obligations;

         (d) make or agree to make any material change in the employment arrangements of any Designated Employee or enter into any new agreement with any Designated Employee which would create or impose any liability or obligation on the part of AWS (other than the customary annual increases in the base rate of pay of Designated Employees);

         (e) enter into any contracts with any Affiliate which will be binding upon AWS after Closing;

         (f) fail to pay when due any liability or obligations that, if unpaid, would become a Lien upon any of the USCC Assets;

         (g) with the exception of any changes required by Law or affecting all or substantially all of the wireless systems owned by USCC nation-wide, implement any material change in (x) the terms and conditions of any Subscriber Agreements or (y) the types or quality of products and services provided to subscribers;

         (h) except as required by Law, enter into any collective bargaining agreement, or make any commitment whatsoever to any union or other representative or party which intends to represent any employees of the USCC Systems;

         (i) change its accounting practices except as required by GAAP or, subject to contemporaneous written notice, affecting all or substantially all of the wireless systems owned by USCC nationwide; or

         (j) authorize or enter into an agreement in contravention of any of the foregoing.

         USCC shall use Commercially Reasonable Efforts to give AWS contemporaneous notice of any material action relating to the USCC Assets or USCC Systems taken prior to Closing pursuant to paragraph (g), (h) or (i) above.

         Section 5.8.     RISK OF LOSS

         Risk of loss with respect to the USCC Assets shall not pass to AWS until Closing has occurred.

         Section 5.9.     CASUALTY INSURANCE PROCEEDS

         In the event that any of the USCC Assets have been damaged prior to the Closing Date by a casualty covered by insurance ("DAMAGED ASSETS"), USCC shall (prior to and following Closing) use Commercially Reasonable Efforts to collect amounts due (if any)

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in respect of such Damaged Assets under applicable insurance policies, which amounts, (i) if collected prior to Closing, will be used to repair or replace the Damaged Assets and (ii) if collected following Closing, will be remitted to AWS.

         Section 5.10.    TAX MATTERS

         (a) At Closing or, if due thereafter, promptly when due, Taxes arising out of or imposed upon the Transactions, other than income taxes and franchise taxes ("TRANSACTION TAXES") shall be paid as follows: (i) USCC shall pay, or cause to be paid, Transaction Taxes, if any, assessed on any USCC Entity, as the seller of the USCC Assets, the USCC Systems or the USCC Business and any Transaction Taxes, if any, assessed on any USCC Entity, as the buyer of the AWS Assigned Licenses or the Partnership Interests; (ii) AWS shall pay, or cause to be paid, Transaction Taxes, if any, assessed on any AWS Entity, as the seller of the AWS Assigned Licenses and the Partnership Interests, and Transaction Taxes, if any, assessed on any AWS Entity, as the buyer of the USCC Assets, the USCC System or the USCC Business; and (iii) all other Transaction Taxes, whether assessed on any USCC Entity or any AWS Entity, shall be paid one-half by AWS, or a designated Affiliate, and paid one-half by USCC, or a designated Affiliate. The parties agree to cooperate with each other to take advantage of all applicable Transaction Tax exemptions and provide all documentation and information reasonably necessary to obtain such exemptions.

         (b) Except as set forth on SCHEDULE 5.10(b), all Taxes, including real estate, personal property, public service company taxes and any special taxes or assessments attributable to the USCC Assets for the fiscal year during which the Closing Date occurs, that are by their nature attributable to the entire fiscal year or a period that includes but does not end on the Closing Date, shall be allocated proportionately to the portion of such fiscal year or other period ending on the Closing Date and the portion of such fiscal year or other period after the Closing Date. In the case of any Taxes attributable to taxable periods beginning on or before and ending after the Closing Date (the "STRADDLE PERIOD"), the amount of (A) personal, real and intangible property Taxes for the pre-Closing period shall be equal to the amount of such property Taxes attributable to the entire Straddle Period multiplied by a fraction, the numerator of which is the number of days during the Straddle Period that are in the pre-Closing period and the denominator of which is the number of days in the entire Straddle Period, and (B) Taxes (other than property Taxes) for the pre-Closing period shall be computed as if such period ended on the Closing Date. Any such Taxes allocated to the pre-Closing period, to the extent such Taxes remained unpaid as of the Closing Date shall be paid by USCC when and as due. Any such Taxes allocated to the post-Closing period shall be paid by AWS when and as due. The amount of any pre-payment by USCC in respect of such Taxes shall be reimbursed promptly to USCC to the extent such pre-payment is allocated to the post-Closing period.

         Section 5.11.    POST-EXECUTION CONTRACTS

         In the event that, following the date hereof and prior to Closing, USCC enters into a contract or other agreement material to the operation of the USCC Systems (in each case, a "POST-EXECUTION CONTRACT"), USCC shall immediately provide AWS with a fully

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executed copy of such Post-Execution Contract whereupon AWS may, in its reasonable discretion, designate in writing such Post-Execution Contract as a USCC System Contract to be included in the USCC Assets. In the event AWS does not so designate such Post-Execution Contract a USCC System Contract it shall be deemed an Excluded Asset for all purposes of this Agreement. For purposes of clarification, AWS acknowledges and agrees that it would not be reasonable for it to reject a Post-Execution Contract which contains commercially reasonable terms.

         Section 5.12.    BUILDOUT REQUIREMENTS

         Notwithstanding anything in Section 1.2 to the contrary, with respect to the AWS Assigned Licenses that have been, or will be, established by disaggregating and/or partitioning A and B block AWS Licenses (a) AWS shall satisfy, or cause to be satisfied, the ten-year coverage requirement under 47 C.F.R. 24.203 or 47 C.F.R. 24.714, as applicable, for the entire A or B block license area with respect to each A and B block AWS License, whether disaggregated and/or partitioned prior to or after the date of this Agreement (including the partitioned license area with respect to each AWS Assigned License established by such disaggregating and/or partitioning; it being understood, however, that AWS shall not have any obligation to construct any facilities in, or provide any RF coverage to, the partitioned license area with respect to any AWS Assigned License established by such disaggregating and/or partitioning), and (b) with respect to each AWS Assigned License assigned to any USCC Entity in accordance with this Agreement prior to the end of the initial ten-year license term with respect to such AWS Assigned License, USCC shall satisfy the substantial service requirement for license renewal expectancy for the partitioned license area with respect to each such AWS Assigned License prior to the end of such initial ten-year license term, and (c) AWS shall not, and shall cause its Affiliates and each Non-AWS Entity not to, take any action to establish a Section 1.5 License by disaggregating and/or partitioning A and B block AWS Licenses, except in furtherance of the assignment of such Section 1.5 License to a USCC Entity pursuant to USCC's exercise of its Section 1.5 Option with respect to such Section 1.5 License or unless AWS agrees to satisfy at AWS's expense the substantial service requirement for license renewal expectancy for the partitioned license area with respect to such Section 1.5 License until the earlier of (x) the assignment of such Section 1.5 License to USCC in accordance with Section 1.5 and (y) the expiration of the Section 1.5 Option in respect of such Section 1.5 License. In furtherance of the foregoing, the parties agree to select Option 2 in response to Question 6, and Option 3 in response to Question 7, on Schedule B to each Form 603 filed with the FCC in respect of each such AWS Assigned Licenses.

         Section 5.13.    MICROWAVE CLEARING

         (a) AWS shall be entitled to receive and retain all cost-sharing reimbursement payments made by third parties after Closing with respect to any microwave relocation costs incurred in respect of the AWS Licenses by any AWS Entity. USCC shall be entitled to receive and retain all cost-sharing reimbursement payments made by third parties after Closing with respect to any microwave relocation costs incurred in respect of the AWS Assigned Licenses by any USCC Entity.

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

         (b) AWS agrees that it will promptly pay all AWS License Cost-Sharing Obligations arising as a result of any prior coordination notice filed by any AWS Entity or any predecessor in interest in respect of the AWS Licenses. USCC agrees that it will promptly pay all AWS License Cost-Sharing Obligations arising as a result of any prior coordination notice filed by any USCC Entity in respect of the AWS Assigned Licenses.

         (c) AWS will reimburse USCC promptly upon presentation by USCC of a reasonably detailed invoice for (i) any reasonable out-of-pocket microwave relocation costs incurred by any USCC Entity in respect of the AWS Assigned Licenses during the period that begins on the Closing Date and ends on the fifth anniversary of the Closing Date, and (ii) subject to the second sentence of
Section 5.13(b) above, for all cost sharing reimbursement payments incurred by any USCC Entity in respect of the AWS Assigned Licenses during the period that begins on the Closing Date and ends on the fifth anniversary of the Closing Date.

         Section 5.14.    ACQUISITION OF NON-AWS ENTITY LICENSES

         (a) Prior to the Closing Date, AWS or an AWS Entity shall use Commercially Reasonable Efforts to acquire each of the Non-AWS Entity Licenses pursuant to the Non-AWS Entity License Acquisition Agreements. If AWS is for any reason unable to acquire any Non-AWS Entity License prior to the Closing Date, AWS shall assign or cause to be assigned to USCC, in lieu of such Non-AWS Entity License, alternate broadband PCS spectrum in the same market and with the same bandwidth (in the frequency range of 1850-1990 MHz). In such event, AWS shall prepare and promptly file with the FCC an assignment application in respect of such alternate spectrum and AWS and USCC shall cooperate and use Commercially Reasonable Efforts to consummate the assignment to USCC of such alternate spectrum in accordance with this Agreement.

         (b) SCHEDULE I-A identifies the AWS Assigned Licenses that will not be assigned by AWS to USCC at the Closing, but will be assigned at a subsequent closing, which shall take place no later than six months from the date of this Agreement and shall be effected in accordance with the terms and conditions provided in Section 2.2, to the same extent as if such assignment had been effected on the Closing Date.

                                    ARTICLE 6
                      EMPLOYEES AND EMPLOYEE BENEFIT PLANS

         Section 6.1.     TRANSITIONED EMPLOYEES

         (a) SCHEDULE 6.1(a) contains a list of all persons employed by USCC in the operation of the USCC Systems as of the date of this Agreement. AWS will be obligated to offer employment in accordance with the terms of this Article 6 to all of the persons listed on SCHEDULE 6.1(a) who are still employed as of the Closing Date and any additional persons who are hired by USCC prior to the Closing Date to replace any persons listed on Schedule 6.1(a) who are separated from employment prior to the Closing Date and are still employed as of the Closing Date (all of such persons herein

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

referred to as the "DESIGNATED EMPLOYEES"). Effective as of the Closing Date, USCC shall terminate the employment of, and AWS shall offer employment to, all Designated Employees who are actively at work or ready to return to work as of the Closing Date (an "ACTIVE EMPLOYEE"). Any Designated Employee who is not actively at work and not ready to return to work as of the Closing Date (an "INACTIVE EMPLOYEE") shall not be offered employment by AWS, nor be deemed to be a Transitioned Employee as defined below, unless and until he or she is ready to return to active work within 180 days of the Closing Date and gives notice to AWS in writing thereof. AWS shall promptly offer such Inactive Employee employment following receipt of such notice on substantially the same terms as similarly situated Transitioned Employees, the start-date of such Inactive Employee to be within ten work days (the actual start date to be at the discretion of AWS) after AWS has received the Inactive Employee's acceptance of AWS's employment offer. For purposes of this Agreement, all Active Employees who accept an employment offer from AWS and all Inactive Employees who subsequently become ready to return to active work within 180 days of the Closing Date who accept AWS's employment offer are herein collectively referred to as the "TRANSITIONED EMPLOYEES." Each such Transitioned Employee shall be employed by AWS at substantially the same base rate of pay (which excludes, among other types of pay, sales commissions, bonuses, extraordinary pay and any other type of pay not included as part of the base salary rate or hourly rate of pay) received by such Transitioned Employee immediately prior to the Closing Date or immediately prior to becoming an Inactive Employee. The other terms and conditions of employment of the Transitioned Employee shall be substantially similar to the terms and conditions of employment provided to similarly situated employees of AWS. Notwithstanding the above, nothing in this Agreement limits the rights of AWS to eliminate or change the conditions of employment, for any reason after hiring the Transitioned Employee, as AWS may, in its sole discretion, unilaterally implement.

         (b) The participation of each Transitioned Employee in the System Employee Plans will terminate effective upon the Closing Date, except with respect to compensation and benefits that remain payable or due under the terms of such System Employee Plans, or except as otherwise required by Law or such System Employee Plans. Nothing in this Agreement creates or is intended to create any rights in third parties or third party beneficiaries, including, without limitation, any rights to be employed or respecting the terms and duration of employment.

         (c) USCC shall be responsible for any and all salaries, wages, benefits, notices and other compensation or payments (including commissions and bonuses, if any) payable to each Designated Employee for services attributable to, and claims and expenses incurred during, the period ending as of 11:59 p.m. Chicago time on the Closing Date, in accordance with the terms and conditions of the USCC compensation arrangements and policies and the System Employee Plans, and AWS shall not be responsible for any such obligations as a "successor employer" or otherwise. AWS shall be responsible for any and all salaries, wages, benefits, notices and other compensation or payments payable to each Transitioned Employee for services rendered to AWS for the period commencing as of 11:59 p.m. Chicago time on the Closing Date.

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         Section 6.2.     HEALTH, WELFARE AND RETIREMENT BENEFIT PLANS

         (a) For the period commencing as of 11:59 p.m. Chicago time on the Closing Date, AWS will cover each Transitioned Employee under its own "employee welfare benefit plans" (as defined in Section 3(1) of ERISA) and other fringe benefit plans, programs or arrangements (collectively "AWS WELFARE PLANS"), so that each such Transitioned Employee is entitled to benefits under such AWS Welfare Plans comparable to those provided to similarly situated employees of AWS, including specifically any applicable state mandated coverage for medical, dental, vision, prescription drug and short-term disability. The AWS Welfare Plans, as well as AWS's paid time off or vacation plans and programs, as the case may be, shall provide that each Transitioned Employee's period of employment recognized by USCC prior to the Closing Date shall be credited under such AWS Welfare Plans and paid time off or vacation plans and programs, for purposes of eligibility to participate, waiting periods, vacation or paid time off accrual levels. AWS shall cause all Transitioned Employees to be credited with any amounts paid under the System Employee Plans prior to the Closing Date toward satisfaction of deductible amounts and copayments, coinsurance and out of pocket maximums under any corresponding AWS Welfare Plans, but only to the extent such payments would have been taken into account under the System Employee Plans and such crediting is approved by AWS's insurers and service providers, as reasonably needed. Nothing contained herein shall prevent AWS from making changes to AWS Welfare Plans with respect to any Transitioned Employee after the Closing Date. With respect to worker's compensation benefits, USCC accepts continuing responsibility after the Closing Date for payment of all benefits to or on behalf of workers for (a) claims accepted or in process on or prior to the Closing Date, and (b) claims related to industrial injuries or occupational diseases for which a right to file for worker's compensation benefits existed or accrued on or prior to the Closing Date; provided that USCC is provided notice of such claim and the opportunity to manage or defend such claim.

         (b) For the period commencing as of 11:59 p.m. Chicago time on the Closing Date, AWS will cover each Transitioned Employee under the AT&T Wireless 401(k) Savings Plan, or a comparable plan, so that each such Transitioned Employee is entitled to benefits under AWS Pension Plans comparable to those provided to similarly situated employees of AWS.

         (c) Nothing contained herein shall be construed to restrict AWS from operating its existing employee benefit plans, including full authority to amend or terminate such plans in accordance with their respective terms and applicable Laws.

         (d) USCC agrees to provide or cause to be provided to AWS all such records and information as AWS may reasonably request in order to carry out the intent of, and to meet AWS's obligations under, this Section 6.2.

         (e) On or before the date required by Law, USCC shall cash out all accrued and unused vacation days of Transitioned Employees. AWS shall use Commercially Reasonable Efforts to allow each employee to utilize the equivalent amount of such vacation days as paid out by USCC, on an unpaid basis, up to ten working days

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maximum. The use of this unpaid vacation days shall be based on management discretion and subject to business needs and normal scheduling practices.

         (f) USCC shall remain solely responsible for any and all liabilities relating to or arising in connection with the requirements of Section 4980B of the Code, to provide continuation of health care coverage in respect of Transitioned Employees and their covered dependents due to coverage under the System Employee Plans.

         (g) On or before the date required by Law, USCC shall contribute to the accounts of the applicable Transitioned Employees under the applicable System Employee Plan all amounts required by such System Employee Plan to be contributed with respect to such Transitioned Employee on account of any period prior to Closing.

         Section 6.3.     EMPLOYMENT TAXES

         USCC and AWS will (i) treat AWS as a "successor employer" and USCC or the applicable Affiliate thereof as a "predecessor" within the meaning of Sections 3121(a)(1) and 3306(b)(1) of the Code with respect to Transitioned Employees for purposes of taxes imposed under the United States Federal Unemployment Tax Act or the United States Federal Insurance Contributions Act and (ii) cooperate with each other to avoid, to the extent possible, the filing of more than one IRS Form W-2 with respect to each Transitioned Employee for the calendar year within which the Closing occurs.

         Section 6.4.     WARN ACT

         USCC shall comply and cause compliance with the provisions of the WARN Act and any other federal, state, or local Laws regarding "plant closings," "mass layoffs" (or similar triggering event), or change of control, with respect to any employment loss (as defined in the WARN Act) to employees employed in operating the USCC Systems that occurs on or before 11:59 p.m. Chicago time on the Closing Date. AWS shall comply and cause compliance with the provisions of the WARN Act and any other Laws regarding "plant closings," "mass layoffs" (or similar triggering event), or change of control, as they relate to Transitioned Employees with respect to any employment loss (as defined in the WARN Act) that occurs after 11:59 p.m. Chicago time on the Closing Date. USCC further covenants to comply and cause compliance with any notice obligations under any applicable state unemployment insurance Law with respect to non-Transitioned Employees who were employed in operating the USCC Systems whose employment is terminated by an USCC Entity on or before the Closing Date.

                                    ARTICLE 7
                               CLOSING CONDITIONS

         Section 7.1.     CONDITIONS TO OBLIGATIONS OF AWS

         The obligation of AWS to consummate the Transactions shall be conditioned upon the satisfaction or fulfillment, at or prior to Closing, of the following conditions, unless waived in writing by AWS:

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

         (a) The representations and warranties of USCC set forth herein (without duplication of any materiality qualifications included in such representations for all purposes of this Section 7.1(a)) shall be true and correct as of the Closing as if made as of the Closing Date (except that representations and warranties that are made as of a specific date need be so true and correct only as of such date), except as would not, individually or in the aggregate, be reasonably expected to have a USCC Material Adverse Effect, and AWS shall have received a certificate to such effect dated the Closing Date and executed by a duly authorized officer of USCC.

         (b) The covenants and agreements of USCC to be performed under this Agreement on or prior to the Closing Date shall have been duly performed in all material respects, and AWS shall have received a certificate to such effect dated the Closing Date and executed by a duly authorized officer of USCC.

         (c) The Consent of the FCC required for the consummation of the Transactions to be consummated on the Closing Date (or thereafter pursuant to Section 5.14(b)) shall have been obtained pursuant to a Final Order, free of any conditions materially adverse to AWS or the AWS Entities (other than AWS) taken as a whole or which would reasonably be expected to have a USCC Material Adverse Effect.

         (d) All applicable waiting periods under the HSR Act (if applicable to the transactions contemplated by this Agreement) shall have expired or been terminated and no objection shall have been made by the FTC or the DOJ.

         (e) The USCC State Consents, if any, shall have been obtained free of any conditions materially adverse to AWS or the AWS Entities (other than AWS) taken as a whole or which would reasonably be expected to have a USCC Material Adverse Effect.

         (f) All Governmental Authorizations required to be obtained prior to Closing by either party in order to consummate the Transactions (other than in respect of the Consent of the FCC, the HSR Act and the USCC State Consents), shall have been made or obtained free of any conditions materially adverse to AWS or the AWS Entities (other than AWS) taken as a whole or which would reasonably be expected to have a USCC Material Adverse Effect.

         (g) No preliminary or permanent injunction or other order, decree or ruling issued by a Governmental Authority, nor any Law promulgated or enacted by any Governmental Authority, shall be in effect that as a result of the Transactions would impose material limitations on, or impair in any material respect, the operations of any AWS Entity or materially adversely affect AWS's ownership and operation of the USCC Assigned Licenses or USCC Assets on and after the Closing Date.

         (h) USCC shall have executed and delivered, or caused to be executed and delivered, to AWS the documents and instruments required pursuant to Section 2.2.

         (i) Each Transaction Document to be executed and delivered in connection with Closing (including each of the Transition Services Agreement, the USCC Brand

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

License Agreement and the Post-Closing Master Lease Agreement) shall have been executed by the USCC Entities party thereto and delivered to AWS.

         (j) USCC shall have obtained and furnished AWS with copies of Consents from the applicable landlords to assign at least 80% of the cell site Real Property Leases identified on SCHEDULE 4.10(b) as requiring Consent to assignment, including the "Required Consents" identified as such on SCHEDULE 4.10(b);

         (k) AWS shall have received copies of all USCC System Contracts to the extent not previously delivered to AWS.

         (l) AWS shall have received copies of all records and information described in Section 6.2(d) and as otherwise reasonably necessary for AWS to satisfy its obligations under ARTICLE 6. On or immediately before the Closing Date, AWS shall have received (i) documents that contain the amounts paid under the System Employee Plans prior to the Closing Date toward satisfaction of deductible amounts and copayments, coinsurance and out of pocket maximums under the terms of such Plans and (ii) any updates or changes to any information contained in SCHEDULE 4.15(b) which is needed to bring the information in
SCHEDULE 4.15(b) current as of the Closing Date.

         Section 7.2.     CONDITIONS TO OBLIGATIONS OF USCC

         The obligation of USCC to consummate the Transactions shall be conditioned upon the satisfaction or fulfillment, at or prior to Closing, of the following conditions, unless waived in writing by USCC:

         (a) The representations and warranties of AWS set forth herein (without duplication of any materiality qualifications included in such representations for all purposes of this Section 7.2(a)) shall be true and correct as of the Closing as if made as of the Closing Date (except that representations and warranties that are made as of a specific date need be so true and correct only as of such date), except as would not, individually or in the aggregate, be reasonably expected to have an AWS Material Adverse Effect, and USCC shall have received a certificate to such effect dated the Closing Date and executed by a duly authorized officer of AWS.

         (b) The covenants and agreements of AWS to be performed under this Agreement on or prior to the Closing Date shall have been duly performed in all material respects, and USCC shall have received a certificate to such effect dated the Closing Date and executed by a duly authorized officer of AWS.

         (c) The Consent of the FCC required for the consummation of the Transactions to be consummated on the Closing Date (or thereafter pursuant to Section 5.14(b)) shall have been obtained pursuant to a Final Order, free of any conditions materially adverse to USCC, or the other USCC Entities taken as a whole, or which would reasonably be expected to have an AWS Material Adverse Effect.

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

         (d) All applicable waiting periods under the HSR Act (if applicable to the transactions contemplated by this Agreement) shall have expired or been terminated and no objection shall have been made by the FTC or the DOJ.

         (e) The AWS State Consents, if any, shall have been obtained free of any conditions materially adverse to USCC or the USCC Entities (other than USCC) taken as a whole or which would reasonably be expected to have a AWS Material Adverse Effect.

         (f) All Governmental Authorizations required to be obtained prior to Closing by either party in order to consummate the Transactions (other than in respect of the Consent of the FCC, the HSR Act and the AWS State Consents), shall have been made or obtained free of any conditions materially adverse to USCC or the USCC Entities (other than USCC) taken as a whole or which would reasonably be expected to have an AWS Material Adverse Effect.

         (g) No preliminary or permanent injunction or other order, decree or ruling issued by a Governmental Authority, nor any Law promulgated or enacted by any Governmental Authority, shall be in effect that as a result of the Transactions would impose material limitations on, or impair in any material respect, the operations of any USCC Entity or materially adversely affect USCC's ownership and operation of the AWS Licenses on and after the Closing Date.

         (h) AWS shall have executed and delivered, or caused to be executed and delivered, to USCC the documents and instruments required pursuant to
Section 2.2.

         (i) Each Transaction Document to be executed and delivered in connection with Closing (including each of the Transition Services Agreement, the USCC Brand License Agreement and the Post-Closing Master Lease Agreement) shall have been executed by the AWS Entities party thereto and delivered to USCC.

                                    ARTICLE 8
                                 INDEMNIFICATION

         Section 8.1.     SURVIVAL

         (a) All of the representations and warranties of the parties contained in this Agreement, and in the certificates delivered pursuant to Sections 7.1(a) and 7.2(a), shall survive the Closing Date and continue in full force and effect for 18 months thereafter, except that:

               (i) the representations and warranties set forth in Sections 3.6(a), 3.6(e), 3.6(f), 3.9, 4.6(a), 4.6(e), 4.6(f), and 4.9 (the first sentence only) (each, a "TYPE 1 REPRESENTATION") shall survive the Closing Date and continue in full force and effect for three years thereafter; and

               (ii) the representations and warranties set forth in Sections 3.2, 3.3, 3.11, 4.2, 4.3, 4.8 and 4.14 (each a "TYPE 2 REPRESENTATION")
         shall survive the Closing Date and continue in full force and effect until the 60th day following the

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

         expiration date of the relevant statute of limitations period (without regard to any extension thereof by action or agreement of the party seeking indemnification);

provided, that if any claim, action, suit or proceeding, arising out of facts or circumstances constituting a breach of a Type 1 Representation, is brought or commenced by any third party or Governmental Authority (including an FCC enforcement action), whether before or after the third anniversary of the Closing Date, such Type 1 Representation (solely with respect to such claim, action, suit or proceeding) shall survive until the earlier to occur of the 60th day following the expiration date of the relevant statute of limitations period (without regard to any extension thereof by action or agreement of the party seeking indemnification) and the fifth anniversary of the Closing Date.

         (b) All indemnification obligations with respect to representations and warranties under this Agreement shall terminate as of the expiration of the survival period applicable to such representation and warranty, provided, that the applicable survival period shall be extended automatically to include any time period necessary to resolve a claim for indemnification that was made prior to the expiration of such survival period and not resolved prior to such expiration, but any such extension shall apply only as to such claims expressly made in writing prior to such expiration.

         (c) Except as otherwise expressly provided in Section 10.12, following the Closing the indemnification provided for by this Article 8 shall be the parties' sole and exclusive remedy in connection with any breach or alleged breach of any representation or warranty contained herein.

         Section 8.2.     INDEMNIFICATION OBLIGATION OF USCC

         From and after the Closing, USCC shall indemnify AWS and its Affiliates, and its and their respective successors and assigns, and the shareholders, members, directors, managers, officers, employees and agents of any of the foregoing (each, an "AWS INDEMNITEE"), on an After-Tax Basis, against, and hold each harmless from, any and all demands, claims, losses, liabilities, actions or causes of action, assessments, damages, fines, taxes (including excise and penalty taxes), penalties, reasonable costs and expenses (including interest, reasonable expenses of investigation, reasonable fees and disbursements of counsel, accountants and other experts, whether the same relate to claims, actions or causes of action asserted by any indemnified Person against the indemnitor or asserted by third parties) (collectively, "LOSSES") incurred or suffered by any AWS Indemnitee arising out of:

         (a) any misrepresentation or breach of warranty on the part of any USCC Entity under this Agreement or any Transaction Document, or any misrepresentation in or omission from any schedule (including without limitation the USCC Disclosure Schedule), exhibit, certificate, instrument or other document furnished to AWS pursuant hereto or thereto;

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

         (b) any breach of any agreement or covenant on the part of any USCC Entity under this Agreement or any Transaction Document;

         (c) any claims, actions, suits or proceedings by third parties or Governmental Authority (including an FCC enforcement action) relating to or arising out of or in connection with the ownership or operation by any USCC Entity or any Affiliate thereof (i) prior to Closing, of the USCC Assigned Licenses, the USCC Assets or the USCC Systems and (ii) after the Closing, of the AWS Assigned Licenses and the Partnership Interests (other than, in respect of this clause (ii), any of the foregoing in respect of which AWS has an indemnification obligation under Section 8.3); or

         (d) any AWS Assumed Liabilities, USCC Excluded Liabilities or Excluded Assets (including the ownership or operation of such Excluded Assets at any time by USCC or any Affiliate thereof).

         Section 8.3.     INDEMNIFICATION OBLIGATION OF AWS

         From and after the Closing, AWS shall indemnify USCC and its Affiliates, and its and their respective successors and assigns, and the shareholders, members, directors, managers, officers, employees and agents of any of the foregoing (each, a "USCC INDEMNITEE"), on an After-Tax Basis, against, and hold each harmless from, any and all Losses incurred or suffered by any USCC Indemnitee arising out of:

         (a) any misrepresentation or breach of warranty on the part of any AWS Entity under this Agreement or any Transaction Document, or any misrepresentation in or omission from any schedule (including without limitation the AWS Disclosure Schedule), exhibit, certificate, instrument or other document furnished to USCC pursuant hereto or thereto;

         (b) any breach of any agreement or covenant on the part of any AWS Entity under this Agreement or any Transaction Document;

         (c) any claims, actions, suits or proceedings by third parties or Governmental Authority (including an FCC enforcement action) relating to or arising out of or in connection with the ownership or operation by any AWS Entity or any Affiliate thereof (i) prior to Closing, of the AWS Licenses or the Partnership Interests, or (ii) after the Closing, of the USCC Assigned Licenses, USCC Assets or the USCC Systems (other than, in respect of this clause (ii), any of the foregoing in respect of which USCC has an indemnification obligation under Section 8.2); or

         (d)   any USCC Assumed Liabilities or AWS Excluded Liabilities.

         Section 8.4.     LIMITATIONS ON LIABILITY FOR LOSSES

         (a) In no event shall either party hereto be liable for indirect, special, consequential or punitive damages arising out of this Agreement, regardless of the form of action, whether in contract, warranty, strict liability or tort, including negligence of

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

any kind, whether active or passive, and regardless of whether the other party knew of or was advised at the time of breach of the possibility of such damages.

         (b) No indemnification under Section 8.2(a) for any Losses suffered by the AWS Indemnitees shall be required to be made by USCC until the aggregate amount of the Losses suffered by the AWS Indemnitees exceeds $1,250,000 (the "DEDUCTIBLE"), and then indemnification shall be required to be made by USCC for all such Losses in excess of the Deductible, but subject to the other provisions of this Section 8.4; provided that the foregoing limitation shall not apply to any intentional breach of a representation or warranty, or to any breach of a Type 1 Representation or a Type 2 Representation.

         (c) No indemnification under Section 8.3(a) for any Losses suffered by the USCC Indemnitees shall be required to be made by AWS until the aggregate amount of the Losses suffered by the USCC Indemnitees exceeds the Deductible, and then indemnification shall be required to be made by AWS for all such Losses in excess of the Deductible, but subject to the other provisions of this Section 8.4; provided that the foregoing limitation shall not apply to any intentional breach of a representation or warranty, or to any breach of a Type 1 Representation or a Type 2 Representation.

         (d) The maximum amount of Losses for which a party may be obligated to provide indemnification with respect to any breach of a representation or warranty shall be $65,000,000 in the aggregate; provided that the foregoing limitation shall not apply to any intentional breach of a representation or warranty, or to any breach of a Type 1 Representation or Type 2 Representation.

         (e) USCC shall not be liable for any Losses pursuant to Section 8.2(a) or (c) arising from a USCC Material Adverse Effect, but only if USCC discloses to AWS such USCC Material Adverse Effect in writing promptly after USCC becomes aware of such USCC Material Adverse Effect, and AWS waives such USCC Material Adverse Effect in writing and consummates the Closing; provided, that the foregoing limitation shall not apply to any intentional breach of a representation or warranty made by USCC on the date hereof.

         (f) AWS shall not be liable for any Losses pursuant to Section 8.3(a) or (c) arising from an AWS Material Adverse Effect, but only if AWS discloses to USCC such AWS Material Adverse Effect in writing promptly after AWS becomes aware of such AWS Material Adverse Effect, and USCC waives such AWS Material Adverse Effect in writing and consummates the Closing; provided, that the foregoing limitation shall not apply to any intentional breach of a representation or warranty made by AWS on the date hereof.

         (g)   In connection with any claim for indemnification under this
Article 8, there shall be a presumption, as between the parties, that the Indemnified Party did not, prior to Closing, have Knowledge of the facts giving rise to such claim, which presumption may be rebutted only by clear and convincing evidence to the contrary.

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         Section 8.5.     NOTICE OF CLAIMS

         Any party (the "INDEMNIFIED PARTY") seeking indemnification under this
Article 8 shall give to the party obligated to provide indemnification to such Indemnified Party (the "INDEMNITOR") a written notice (a "CLAIM NOTICE") describing in reasonable detail the facts giving rise to any claim for indemnification hereunder (a "CLAIM") and shall include in such Claim Notice (if then known) the amount, or the method of computation of the amount, of such Claim and a reference to the provision of this Agreement or any agreement, document or instrument executed pursuant hereto or in connection herewith upon which such Claim is based; provided, that a Claim Notice in respect of any action at law or suit in equity by or against a third party as to which indemnification will be sought must be given promptly after the action or suit is commenced; provided, further that if such Claim Notice is given prior to the expiration of the applicable survival period, failure to promptly give such Claim Notice shall not relieve the Indemnitor of its obligations hereunder except to the extent it shall have been materially prejudiced by such failure.

         Section 8.6.     THIRD PARTY CLAIMS

         (a) If any claim, action or suit by a third party arises after execution and delivery of this Agreement for which a Claim is made, then the Indemnified Party shall notify the Indemnitor in accordance with Section 8.5 and shall give the Indemnitor a reasonable opportunity (i) to conduct any proceedings or negotiations in connection therewith and necessary or appropriate to defend the Indemnified Party, (ii) to employ counsel to contest any such claim, action or suit in the name of the Indemnified Party or otherwise and
(iii) to take all other required steps or proceedings to settle or defend any such claim, action or suit.

         (b) The expenses of all proceedings, contests or lawsuits with respect to any claims, actions or suits for which a Claim is made shall be borne by the Indemnitor. If the Indemnitor wishes to assume the defense of any such claim, action or suit, then it shall give written notice to the Indemnified Party within 30 days after delivery of the Claim Notice (unless the claim, action or suit reasonably requires a response in less than 30 days after the Claim Notice is given to the Indemnitor, in which event the Indemnitor shall notify the Indemnified Party at least 10 days prior to such reasonably required response date), and the Indemnitor shall thereafter assume the defense of any such claim, action or suit, through counsel reasonably satisfactory to the Indemnified Party; provided, that the Indemnified Party may participate in such defense at its own expense. The Indemnified Party shall have the right to control the defense of the claim, action or suit unless and until the Indemnitor shall (i) assume the defense of such claim, action or suit, and (ii) acknowledge in writing to the Indemnified Party that the Indemnitor shall be obligated under the terms of its indemnity hereunder to the Indemnified Party in connection with such claim, action or suit, in which event the Indemnitor shall have the right to control such defense; provided, that the Indemnitor may not settle or compromise such claim, action or suit without the Indemnified Party's prior written consent unless the terms of such settlement or compromise unconditionally discharge and release the Indemnified Party from any and all liabilities and obligations thereunder and do not

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involve any remedy other than the payment of money solely by the Indemnitor.
Notwithstanding the foregoing, if (i) the defendants in any action shall include both an Indemnitor and an Indemnified Party, and (ii) such Indemnified Party shall have reasonably concluded that counsel selected by Indemnitor has a material conflict of interest because of the availability of different or additional defenses to such Indemnified Party, and (iii) either (A) counsel shall have advised Indemnified Party that the conflict of interest cannot be resolved by the consent of Indemnitor and Indemnified Party to the joint representation, or (B) Indemnitor or Indemnified Party shall fail to give any required consent, which consent will not be unreasonably withheld or delayed, then such Indemnified Party shall have the right to select separate counsel to participate in the defense of such action on its behalf, at the reasonable expense of the Indemnitor.

         (c) If the Indemnitor does not assume the defense of, or if after so assuming, the Indemnitor fails to defend, any such claim, action or suit, then the Indemnified Party may defend such claim, action or suit in such manner as the Indemnified Party may deem appropriate (provided that the Indemnitor may participate in such defense at its own expense), and the Indemnitor shall promptly reimburse the Indemnified Party for the amount of all fees and expenses, legal and other, reasonably incurred by the Indemnified Party in connection with the defense and settlement of such claim, action or suit. If no settlement of such claim, action or suit is made, the Indemnitor shall satisfy any judgment rendered with respect to such claim, or in such action or suit, before the Indemnified Party is required to do so, and pay all fees and expenses, legal or other, reasonably incurred by the Indemnified Party in the defense of such claim, action or suit.

         (d) If a final and non-appealable decision or court order is rendered against the Indemnified Party in any claim, action or suit covered by the indemnification hereunder, or any Lien in respect of such decision or court order attaches to any of the assets of the Indemnified Party, the Indemnitor shall immediately upon such entry or attachment pay in full any amount required by such decision or court order, or discharge such Lien, before the Indemnified Party is compelled to do so.

                                    ARTICLE 9
                                   TERMINATION

         Section 9.1.     TERMINATION

         Anything contained in this Agreement to the contrary notwithstanding, this Agreement may be terminated:

         (a)   by the mutual written consent of the parties;

         (b) by either party (provided that such party is not otherwise in material breach) if the other party has breached a representation, warranty, covenant or agreement set forth herein, and such breach could reasonably be expected to have an AWS Material Adverse Effect (in the case of a breach by AWS) or a USCC Material Adverse Effect (in the case of a breach by USCC), and the breaching party fails to cure such breach within thirty (30) days of written notice thereof;

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         (c)   by either party upon written notice to the other party, upon the other party's filing, or the other party having filed against it and remaining pending for more than thirty (30) days, a petition under Title 11 of the United States Code or similar state law provision seeking protection from creditors or the appointment of a trustee, receiver or debtor in possession;

         (d) by either party upon written notice to the other party if a court of competent jurisdiction or Governmental Authority shall have issued an order, decree or ruling permanently restraining, enjoining or otherwise prohibiting the Transactions, and such order, decree, ruling or other action shall have become final and non-appealable; or

         (e) by either party upon written notice to the other party if the Closing shall not have occurred on or before the first anniversary of the date hereof.

         Section 9.2.     EFFECT OF TERMINATION

         In the event of termination of this Agreement in accordance with
Section 9.1, all rights and obligations of the parties under this Agreement shall terminate without any liability to the other party except that (a) nothing herein shall relieve a party from any liability for any breach of its covenants, representations or warranties hereunder and (b) this Section 9.2 and the provisions of Section 5.4 and Article 8 and Article 10 shall survive the termination of this Agreement for any reason.

                                   ARTICLE 10
                                  MISCELLANEOUS

         Section 10.1.    GOVERNING LAW

         (a) This Agreement shall be construed in accordance with, and governed by, the internal Laws of the State of Delaware without giving effect to principles of conflicts of law. Each party agrees that it shall bring any action or proceeding in respect of any claim arising out of or related to this Agreement or the Transactions, whether in tort or contract or at law or in equity, exclusively in the United States District Court for the District of Delaware or the courts of the State of Delaware (the "CHOSEN COURTS") and (i) irrevocably submits to the exclusive jurisdiction of the Chosen Courts, (ii) waives any objection to laying venue in any such action or proceeding in the Chosen Courts for purposes of any such action or proceedings, (iii) waives any objection that the Chosen Courts are an inconvenient forum or do not have jurisdiction over any party and (iv) agrees that service of process upon such party in any such action or proceeding shall be effective if notice, including the original or a copy of such process, is given and receipt thereof evidenced in accordance with Section 10.5.

         (b) The parties hereby irrevocably waive any and all right to trial by jury in any legal proceeding arising out of or related to this Agreement or the Transactions.

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         Section 10.2.    ASSIGNMENT

         (a) Except as otherwise provided under Section 10.2(b) and Section 10.2(c), neither this Agreement nor any of the rights or obligations hereunder may be assigned by either party without the prior written consent of the other party, and any purported assignment without consent or not in accordance with
Section 10.2(b) and Section 10.2(c), as applicable, shall be null and void.

         (b) Subject to its obligations under Section 1.3(a), AWS may without USCC's consent assign its rights hereunder to receive all or any portion of the USCC Assigned Licenses and all or any portion of the USCC Assets to any direct or indirect wholly-owned subsidiary of AWS; provided, that (i) AWS furnishes USCC with reasonably satisfactory assurance of performance of this Agreement by AWS's assignee, (ii) the assignment will not materially delay the FCC's approval of the Transactions and (iii) no such assignment shall relieve AWS of any of its obligations to USCC hereunder.

         (c) Subject to its obligations under Section 1.3(a), USCC may without AWS' consent assign its rights hereunder to receive all or any portion of the AWS Licenses to any direct or indirect wholly-owned subsidiary of USCC; provided, that (i) USCC furnishes AWS with reasonably satisfactory assurance of performance of this Agreement by USCC's assignee, (ii) the assignment will not materially delay the FCC's approval of the Transactions and (iii) no such assignment shall relieve USCC of any of its obligations to AWS hereunder.

         (d) This Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and permitted assigns.

         (e) Nothing in this Section 10.2 shall prohibit the Transfer by either party of any assets received from the other party upon the consummation of one or more of the Transactions.

         Section 10.3.    ENTIRE AGREEMENT

         This Agreement (including the Schedules and Exhibits attached hereto), the AWS Disclosure Schedule, the USCC Disclosure Schedule and the Transaction Documents constitute the entire agreement between the parties pertaining to the subject matter hereof and supersede all prior and contemporaneous agreements, arrangements and understandings of the parties with respect to such subject matter.

         Section 10.4.    AMENDMENTS AND WAIVERS

         Any provision of this Agreement may be amended or waived if, and only if, such amendment or waiver is in writing and signed (in the case of an amendment) by both parties or (in the case of a waiver) by the party granting the waiver. No failure or delay by any party in exercising any right, remedy, power or privilege hereunder shall operate as a waiver thereof nor shall any single or partial exercise thereof preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege.

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         Section 10.5.    NOTICES

         All notices or other communications hereunder shall be in writing and shall be deemed to have been duly given or made (a) upon delivery if delivered personally (by courier service or otherwise), as evidenced by written receipt or other written proof of delivery (which may be a printout of the tracking information of a courier service that made such delivery), or (b) upon confirmation of dispatch if sent by facsimile transmission (which confirmation shall be sufficient if shown by evidence produced by the facsimile machine used for such transmission), in each case to the applicable addresses or facsimile numbers set forth below (or such other address or facsimile number which either party may from time to time specify in accordance with this Section 10.5):

               If to AWS, to:

                       AT&T Wireless Services, Inc.
                       7277 164th Avenue N.E.
                       Redmond, Washington 98052
                       Attention:  Joshua M. King
                       Facsimile:  (425) 580-8405

               With a copy (which shall not constitute notice) to:

                       Friedman Kaplan Seiler & Adelman LLP
                       1633 Broadway, 46th Floor
                       New York, New York 10019
                       Attention:  Matthew S. Haiken
                       Facsimile:  (212) 833-1250

               If to USCC:

                       United States Cellular Corporation
                       c/o Telephone and Data Systems, Inc.
                       30 North LaSalle St., 40th Floor
                       Chicago, Illinois  60602
                       Attention:  Scott H. Williamson
                       Facsimile:  (312) 630-9299

               With a copy (which shall not constitute notice) to:

                       United States Cellular Corporation
                       8410 West Bryn Mawr Avenue
                       Chicago, Illinois  60631
                       Attention:  Kenneth R. Meyers
                       Facsimile:  (773) 399-8959

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               And a copy (which shall not constitute notice) to:

                       Sidley Austin Brown & Wood
                       10 South Dearborn St.
                       Bank One Plaza
                       Chicago, Illinois  60603
                       Attention:  William S. DeCarlo, Esq.
                       Facsimile:  (312) 853-7036

         Section 10.6.    HEADINGS

         The headings of the Articles and Sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

         Section 10.7.    SEVERABILITY

         Each term or provision of this Agreement shall be interpreted in such manner as to be effective and valid under applicable Law, but in case any one or more of the provisions contained herein shall, for any reason, be held to be invalid, illegal or unenforceable in any respect, such provision shall be ineffective to the extent but only to the extent of such invalidity, illegality or unenforceability, without rendering invalid or unenforceable the remainder of such provision or provisions of this Agreement; provided, however, that if the removal of such offending provision materially alters the burdens or benefits of either of the parties under this Agreement, the parties agree to negotiate in good faith such modifications to this Agreement, if any, as are appropriate to ensure that the burdens and benefits of each party under such modified Agreement are reasonably comparable to the burdens and benefits originally contemplated herein.

         Section 10.8.    NO THIRD-PARTY BENEFICIARIES

         With the exception of the parties to this Agreement and their respective successors and permitted assigns, and any Indemnified Party, there shall exist no right of any person to claim a beneficial interest in this Agreement or any rights arising out of this Agreement.

         Section 10.9.    REMEDIES CUMULATIVE

         Except as otherwise provided herein, all rights, powers and remedies provided under this Agreement or otherwise available in respect hereof at law or in equity shall be cumulative and not alternative, and the exercise or beginning of the exercise of any right, power or remedy by a party shall not preclude the simultaneous or later exercise of any other such right, power or remedy by such party.

         Section 10.10.   EXPENSES

         Except as otherwise expressly provided in this Agreement, whether or not the Transactions are consummated, the parties shall bear their own expenses (including all

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time and expenses of counsel, financial advisors, consultants, actuaries and independent accountants) incurred in connection with this Agreement and the Transactions.

         Section 10.11.   COUNTERPARTS

         This Agreement may be executed in one or more counterparts, which may be delivered by facsimile, each of which shall be deemed an original, but all of which together shall constitute one and the same instrument.

         Section 10.12.   SPECIFIC PERFORMANCE

         The parties hereto agree that irreparable damage would occur in the event that any of the provisions of this Agreement were not performed in accordance with their specific terms or any covenant set forth in this Agreement is otherwise breached. It is accordingly agreed that the parties shall be entitled to an injunction or injunctions to enforce specifically the performance of this Agreement in accordance with its terms and provisions and to prevent breaches of covenants set forth in this Agreement. The foregoing right is in addition to, and not in lieu of, any other rights a party hereto may have in respect of a breach of this Agreement, whether at law or in equity.

         Section 10.13.   FURTHER ASSURANCES

         At and following Closing, (a) USCC shall execute and deliver to AWS, or cause to be executed and delivered to AWS, such other instruments of conveyance and transfer as AWS may from time to time reasonably request or as may be otherwise necessary to more effectively convey and transfer the USCC Assigned Licenses and USCC Assets, and (b) AWS shall execute and deliver to USCC, or cause to be executed and delivered to USCC, such other instruments of conveyance and transfer as USCC may from time to time reasonably request or as may be otherwise necessary to more effectively convey and transfer the AWS Assigned Licenses and Partnership Interests.

         Section 10.14.   RETENTION OF ASSETS PRIOR TO CLOSING

         Notwithstanding any other term hereof, until Closing each party shall retain control over, in the case of USCC, the USCC Assigned Licenses and the USCC Assets and, in the case of AWS, the AWS Licenses and the Partnership Interests, at all times in accordance with FCC Law. Nothing in this Agreement shall give USCC or AWS, prior to Closing, the right to control or direct the other's exercise of ultimate authority over, in the case of USCC, the USCC Assigned Licenses and the USCC Assets and, in the case of AWS, the AWS Licenses and the Partnership Interests.

         Section 10.15.   REFORMATION

         If the FCC should (a) change its rules in a manner that would adversely affect the enforceability of this Agreement, (b) directly or indirectly reject or take action to challenge the enforceability of this Agreement, or (c) take any other steps whatsoever, on its own initiative or by petition from a third party, to directly or indirectly challenge this Agreement or any provision hereof, then the parties hereto shall promptly negotiate in

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good faith to attempt to reform and amend this Agreement so as to eliminate or amend to make unobjectionable any portion that is the subject of any FCC action, provided, that neither party shall be obligated to reform or amend this Agreement under the foregoing circumstances if any such amendment or modification, in the reasonable judgment of such party, would not provide to or afford such party substantially the same rights, duties and obligations such party has under this Agreement as of the date hereof.

         Section 10.16.   DEFINITIONS

         (a) For purposes of this Agreement, the following terms shall have the following meanings:

         "ACCOUNTS RECEIVABLE" shall have the meaning set forth in item (ix) of the definition of "USCC ASSETS" set forth in Section 1.1(b).

         "ACTIVE EMPLOYEE" shall have the meaning set forth in Section 6.1(a).

         "AFFILIATE" shall mean, with respect to any Person, any other Person that directly, or indirectly through one or more intermediaries, controls, is controlled by or is under common control with that Person. For purposes of this definition, "control" (including the terms "controlling" and "controlled") means the power to direct or cause the direction of the management and policies of a Person, directly or indirectly, whether through the ownership of equity interests, by contract or otherwise.

         "AFTER-TAX BASIS" means that, in determining the amount of the payment necessary to indemnify any Person against, or reimburse any party for, Losses, the amount of such Losses shall be determined net of any Tax detriment borne by the indemnified Person as a result of receiving such payment and any Tax benefit derived by the indemnified Person as the result of sustaining such Losses. Such Tax consequences shall be computed assuming that the indemnified Person is subject to taxation at the highest applicable marginal regular federal and state tax rates.

         "AGREEMENT" shall mean this Exchange Agreement, together with all of the Schedules and Exhibits referred to herein, as amended, supplemented or otherwise modified from time to time in accordance with the terms hereof.

         "ALLOCATION SCHEDULE" shall have the meaning set forth in Section
1.3(c).

         "AWS" shall have the meaning set forth in the preamble.

         "AWS ASSIGNED LICENSES" means, collectively, (i) the AWS Entity Licenses that are being assigned in their entirety to the USCC Entities as set forth on Part 1 of SCHEDULE I-A, (ii) the FCC Licenses created by disaggregating certain of the AWS Entity Licenses as set forth on Part 2 of SCHEDULE I-A and
(iii) the Non-AWS Entity Licenses.

         "AWS ASSUMED LIABILITIES" shall have the meaning set forth in Section 1.2(c).

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         "AWS DISCLOSURE SCHEDULE" shall have the meaning set forth in the first paragraph of Article 3.

         "AWS ENTITIES" shall mean AWS and each Person listed on SCHEDULE I-A.

         "AWS ENTITY LICENSES" shall have the meaning set forth in the first recital.

         "AWS EXCLUDED LIABILITIES" shall have the meaning set forth in Section 1.2(d).

         "AWS INDEMNITEE" shall have the meaning set forth in Section 8.2.

         "AWS LICENSE COST-SHARING OBLIGATIONS" shall mean microwave relocation cost-sharing obligations in respect of the AWS Licenses within the meaning of 47 C.F.R. 24.239 through 24.253.

         "AWS LICENSES" shall have the meaning set forth in the first recital.

         "AWS MATERIAL ADVERSE EFFECT" shall mean any change, event, occurrence, fact, condition, effect or development that is materially adverse to (i) the AWS Licenses and the Partnership Interests, taken as a whole, (ii) the ability of AWS to consummate, or cause the AWS Entities to consummate, the Transactions or
(iii) USCC's ownership and operation of the AWS Assigned Licenses or USCC's ownership of the Partnership Interests, taken as a whole, following the Closing, but (x) in each case shall exclude any change, event, occurrence, fact, condition, effect or development resulting from changes affecting the wireless communications industry generally or general economic conditions in the United States, and (y) in the case of the Partnership Interests shall exclude any change, event, occurrence, fact, condition, effect or development resulting from any act or omission by USCC or any of its Affiliates.

         "AWS STATE CONSENTS" shall mean the Consents, if any, listed on
SCHEDULE 3.4.

         "AWS WELFARE PLANS" shall have the meaning set forth in Section 6.2(a).

         "BALANCE SHEET DATE" shall have the meaning set forth in Section 4.20.

         "BOOKS AND RECORDS" shall have the meaning set forth in Section 4.19.

         "BTAS/MTAS" shall mean Basic Trading Areas/Major Trading Areas as designated by the FCC.

         "BUSINESS DAY" shall mean any day, other than a Saturday or Sunday, on which commercial banks and foreign exchange markets are open for business in the City of New York and Chicago, Illinois.

         "CALEA" shall mean the Communications Assistance for Law Enforcement Act of 1994, as amended.

         "CASH PAYMENT" shall have the meaning set forth in Section 1.1(a).

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         "CELL SITES" shall have the meaning set forth in Section 4.26.

         "CHOSEN COURTS" shall have the meaning set forth in Section 10.1.

         "CLAIM" shall have the meaning set forth in Section 8.5.

         "CLAIM NOTICE" shall have the meaning set forth in Section 8.5.

         "CLOSING" shall have the meaning set forth in Section 2.1.

         "CLOSING DATE" shall have the meaning set forth in Section 2.1.

         "CLOSING DATE WORKING CAPITAL AMOUNT" shall have the meaning set forth in Section 1.6(b).

         "CODE" shall mean the Internal Revenue Code of 1986, as amended.

         "COMMERCIALLY REASONABLE EFFORTS" means a party's efforts in accordance with reasonable commercial practices and without the payment of any money to any third party except the incurrence of reasonable costs and expenses that are not material in the context of the commercial objectives to be achieved by the subject effort of such Party.

         "CONFIDENTIAL INFORMATION" of a Person shall mean any and all non-public information regarding the business, finances, operations, products, services and subscribers of the Person specified and its Affiliates in written or oral form or in any other medium.

         "CONSENTS" shall mean all Governmental Authorizations and consents, approvals or waivers of other third parties.

         "CURRENT ASSETS" shall have the meaning set forth in Section 1.6.

         "CURRENT LIABILITIES" shall have the meaning set forth in Section 1.6.

         "DAMAGED ASSETS" shall have the meaning set forth in Section 5.9.

         "DEDUCTIBLE" shall have the meaning set forth in Section 8.4(b).

         "DESIGNATED EMPLOYEES" shall have the meaning set forth in Section 6.1(a).

         "DOJ" shall have the meaning set forth in Section 5.2(d).

         "EMPLOYEE PLAN" shall have the meaning set forth in Section 4.14(a).

         "ENVIRONMENTAL LAW" shall mean any and all statutes, regulations, ordinances, rules, orders, directives, requirements, common law claims or adjudications of any Governmental Authority, without limitation in time or scope, which regulate or govern or are related in any way to the protection of the environment, or are related in any way to Hazardous Substances, including the following: the National Environmental Policy Act

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of 1999 and applicable FCC implementing regulations 42 U.S.C. Section 4321 et seq. (NEPA), the Comprehensive Environmental Response Compensation and Liability Act, as amended, 42 U.S.C. Section 9601 et seq. (CERCLA), the Resource Conservation and Recovery Act, as amended, 42 U.S.C. Section 6901 et seq.
(RCRA), the Clean Air Act, as amended, 42 U.S.C. Section 7401 et seq. (CAA), the Emergency Planning and Community Right to Know Act, as amended, 42 U.S.C.
Section 11001 et seq. (EPCRA), the Safe Drinking Water Act, as amended, 42 U.S.C. Section 300 et seq. (SDWA), the Pollution Prevention Act of 1990, as amended, 42 U.S.C. Section 13101 et seq. (PPA), the Clean Water Act, as amended, 33 U.S.C. Section 1251 et seq. (CWA), the Federal Insecticide, Fungicide and Rodenticide Act, as amended, 7 U.S.C. Section 136 et seq. (FIFRA), the Toxic Substances Control Act, as amended, 15 U.S.C. Section 2601 et seq. (TSCA), and any and all state and local statutes, Laws, or ordinances corresponding to the foregoing federal statutes.

         "ENVIRONMENTAL PERMIT" shall mean all Governmental Authorizations required by any Governmental Authority under any applicable Environmental Law.

         "ERISA" shall have the meaning set forth in Section 4.14(a).

         "ERISA AFFILIATE" shall have the meaning set forth in Section 4.14(a).

         "EXCHANGE OPTIONS" shall have the meaning set forth in Section 1.4(a).

         "EXCHANGE OPTION PERIOD" shall have the meaning set forth in Section 1.4(a).

         "EXCLUDED ASSETS" shall have the meaning set forth in Section 1.1(c).

         "FAA" shall mean the Federal Aviation Administration.

         "FBI" shall have the meaning set forth in Section 4.29.

         "FCC" shall mean the Federal Communications Commission.

         "FCC LAW" shall mean the Communications Act of 1934, as amended, including as amended by the Telecommunications Act of 1996, and the rules and regulations adopted by the FCC thereunder.

         "FCC LICENSES" shall mean, as the context requires, the AWS Licenses or the USCC Assigned Licenses, or both.

         "FINAL ORDER" shall mean an action or decision that has been granted by the FCC as to which (i) no request for a stay or similar request is pending, no stay is in effect, the action or decision has not been vacated, reversed, set aside, annulled or suspended and any deadline for filing such request that may be designated by statute or regulation has passed, (ii) no petition for rehearing or reconsideration or application for review is pending and the time for the filing of any such petition or application has passed, (iii) the FCC does not have the action or decision under reconsideration on its own motion and the time within which it may effect such reconsideration has passed, and (iv) no appeal is

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pending, including other administrative or judicial review, or in effect and any deadline for filing any such appeal that may be designated by statute or rule has passed.

         "FINANCIAL STATEMENTS" shall have the meaning set forth in Section
4.20.

         "FTC" shall have the meaning set forth in Section 5.2(d).

         "GAAP" shall mean United States generally accepted accounting principles in effect from time to time.

         "GOVERNMENTAL AUTHORITY" shall mean a Federal, state or local court, legislature, governmental agency, commission or regulatory (including any state public utilities commission) or administrative authority or instrumentality.

         "GOVERNMENTAL AUTHORIZATION" shall mean any license, permit, certificate of authority, waiver, variance, order, operating rights, approval, certificate of public convenience and necessity, registration or other authorization, consent or clearance to construct or operate a facility, including any emissions, discharges or releases therefrom, or to transact an activity or business, to construct a tower, or to use an asset or process, in each case issued or granted by a Governmental Authority.

         "HAZARDOUS SUBSTANCE" shall mean and includes any element, material, compound, mixture, chemical, substance, toxic substance, hazardous substance, toxic waste, hazardous waste, pollutant or contaminant, including asbestos, defined as a hazardous substance, pollutant or contaminant (or words of similar connotation, import or meaning) or otherwise regulated under or pursuant to any Environmental Law, but shall exclude electromagnetic radiation, whether or not it is determined to be hazardous.

         "HSR ACT" shall have the meaning set forth in Section 5.2(d).

         "INACTIVE EMPLOYEE" shall have the meaning set forth in Section 6.1(a).

         "INDEPENDENT ACCOUNTANT" shall have the meaning set forth in Section 1.6(c).

         "INDEMNIFIED PARTY" shall have the meaning set forth in Section 8.5.

         "INDEMNITOR" shall have the meaning set forth in Section 8.5.

         "INTELLECTUAL PROPERTY" shall mean (i) any and all patents (including without limitation design patents, industrial designs and utility models) and patent applications (including docketed patent disclosures awaiting filing, reissues, divisions, continuations, continuations-in-part and extensions), patent disclosures awaiting filing determination, inventions and improvements thereto, (ii) trademarks, service marks, certification marks, trade names, brand names, trade dress, logos, business and product names, slogans, and registrations and applications for registration thereof, (iii) copyrights (including software) and registrations thereof, (iv) inventions, processes, designs, formulae, trade secrets, know-how, industrial models, confidential and technical information, manufacturing, engineering and technical drawings, product specifications, domain names, discoveries

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and confidential business information, (v) mask work and other semiconductor chip rights and registrations thereof, (vi) intellectual property rights similar to any of the foregoing, (vii) computer software and (viii) copies and tangible embodiments thereof (in whatever form or medium, including electronic media).

         "INTERFERENCE CONSENT" shall mean any agreement or arrangement between a party and any Person, including any present or proposed PCS, cellular, or microwave system operator or any PCS, cellular, or microwave licensee, conditional licensee or applicant with respect to co-channel and/or adjacent channel interference, the coordination of adjacent market channel use or other matters concerned with the operation of adjacent markets, allowing interference, restricting station operations, licensing or location, or limiting transmission time.

         "INTERIM FINANCIAL STATEMENTS" shall have the meaning set forth in
Section 4.20.

         "INVENTORY" shall mean all inventory held by a USCC Entity for consumption by or sale to the public, including, mobile phones, spare parts and supplies, and reflected as a Current Asset on SCHEDULE 1.6.

         "IRS" shall mean the Internal Revenue Service.

         "KNOWLEDGE", "KNOWN", "TO THE KNOWLEDGE OF" (or similar words or phrases) shall mean the actual knowledge of (i) in the case of USCC, each Person set forth on SCHEDULE IV and (ii) in the case of AWS, each Person set forth on
SCHEDULE V.

         "LAW" shall mean applicable common law and any statute, ordinance, code or other law, rule, permit, permit condition, regulation, order enacted, adopted, promulgated by any Governmental Authority.

         "LEASED PROPERTY" shall have the meaning set forth in Section 4.10(b).

         "LIEN" shall mean any mortgage, pledge, hypothecation, assignment, deposit arrangement, encumbrance, lien (statutory or other), charge or other security interest, preemptive right, existing or claimed right of first refusal, right of first offer, right of consent, put right, or right of a third party or other adverse claim of any kind or nature whatsoever (including any conditional sale or other title retention agreement).

         "LOSSES" shall have the meaning set forth in Section 8.2.

         "MACHINERY AND EQUIPMENT" shall have the meaning set forth in paragraph
(vii) of the definition of the "USCC Assets" set forth in Section 1.1(b).

         "MAINE EXCHANGE OPTION" shall have the meaning set forth in Section 1.4(a).

         "NON-ASSIGNED CONTRACTS" shall have the meaning set forth in Section 5.2(c).

         "NON-AWS ENTITY" shall have the meaning set forth in the first recital.

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         "NON-AWS ENTITY LICENSES" shall have the meaning set forth in the first recital.

         "NON-AWS LICENSE ACQUISITION AGREEMENTS" shall have the meaning set forth in Section 3.13.

         "OBJECTION NOTICE" shall have the meaning set forth in Section 1.6(c).

         "OKLAHOMA EXCHANGE OPTION" shall have the meaning set forth in Section 1.4(a).

         "ORIGINAL MAINE SPECTRUM" shall have the meaning set forth in Section 1.4(a).

         "ORIGINAL OKLAHOMA SPECTRUM" shall have the meaning set forth in
Section 1.4(a).

         "OSHA" shall mean the Occupational Health and Safety Administration or any successor agency or body having jurisdiction over the matters formerly considered by such Administration.

         "PARTNERSHIP INTERESTS" shall have the meaning set forth in the first recital.

         "PCS" shall have the meaning set forth in the first recital.

         "PERMITTED LIENS" shall mean (i) statutory Liens for taxes, assessments or other governmental charges not yet due or payable, or that are being contested in good faith by appropriate proceedings; (ii) leases and subleases disclosed on SCHEDULE 4.10(b) and landlord Liens arising thereunder; (iii) statutory Liens of mechanics, materialmen, landlords, carriers, warehousemen, repairmen and contractors and other Liens imposed by law and on a basis consistent with past practice which are incurred in the ordinary course of business for sums not yet due and payable; (iv) Liens and easements due to zoning and subdivision laws and regulations; (v) with respect to Real Property or Leased Property, defects of title, easements, rights-of-way, restrictions and other similar charges or encumbrances that would not, individually or in the aggregate, reasonably be expected to interfere in any material respect with the use, occupancy or operation of the Real Property or Leased Property as currently used, occupied or operated by USCC; (vi) Liens not created by any USCC Entity that affect the underlying fee interest of any Leased Property; (vii) Liens incurred in the ordinary course of business and on a basis consistent with past practice securing obligations or liabilities that are not individually or in the aggregate material to the relevant USCC Assets; (viii) with respect to Real Property or Leased Property, any exceptions an accurate up-to-date survey would show, provided such exceptions would not, individually or in the aggregate, reasonably be expected to interfere in any material respect with the use, occupancy or operation of the Real Property or Leased Property as currently used, occupied or operated by USCC; and (ix) with respect to USCC Assets that are not Real Property or Leased Property, any deficiencies in title which (x) would not, individually or in the aggregate, reasonably be expected to interfere in any material respect with the use, occupancy or operation of the USCC Assets as currently used, occupied or operated by USCC and (y) will be curable by AWS after the Closing without material payment to any third party.

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         "PERSON" shall mean an individual, corporation, general partnership, limited partnership, limited liability company, joint venture, trust, business trust, association, joint stock company, Governmental Authority, unincorporated organization, or other legal entity, and the heirs, executors, administrators, legal representatives, successors and assigns of such Person as the context may require.

         "PRELIMINARY CLOSING DATE WORKING CAPITAL AMOUNT" shall have the meaning set forth in Section 1.6(a).

         "POST-CLOSING MASTER LEASE AGREEMENT" shall mean the Master Lease Agreement to be dated as of the Closing Date between USCC and AWS, in substantially the form attached hereto as EXHIBIT I.

         "POST-EXECUTION CONTRACT" shall have the meaning set forth in Section 5.11.

         "PRE-CLOSING MASTER LEASE AGREEMENT" shall mean the Master Lease Agreement of even date herewith between USCC and AWS.

         "REAL PROPERTY" shall mean all realty, fixtures, easements, rights-of-way, leasehold, and other interests in Real Property, buildings and improvements.

         "REAL PROPERTY LEASES" shall have the meaning set forth in Section 4.10(b).

         "RELEASE" shall mean any release, spill, emission, leaking, pumping, injection, deposit, disposal, discharge, dispersal, leaching, or migration into the environment.

         "REPRESENTATIVES" shall mean, with respect to any Person, its Affiliates, and its and their respective shareholders, members, managers, directors, officers, employees, attorneys, auditors and agents.

         "SECTION 1.5 LICENSES" shall have the meaning set forth in Section 1.5(a).

         "SECTION 1.5 OPTION" shall have the meaning set forth in Section
1.5(b).

         "SECTION 1.5 OPTION PERIOD" shall have the meaning set forth in Section 1.5(b).

         "STRADDLE PERIOD" shall have the meaning set forth in Section 5.10(b).

         "SUBSCRIBER AGREEMENT" shall mean, in respect of each subscriber for service on the USCC Systems, a written agreement pursuant to which a USCC Entity provides wireless service to such subscriber.

         "SYSTEM EMPLOYEE PLAN" shall have the meaning set forth in Section 4.14(a).

         "SYSTEM PERMITS" shall have the meaning set forth in Section 4.13.

         "TAX" shall mean any federal, state, local or foreign income, gross receipts, license, payroll, employment, excise, severance, stamp, occupation, premium, windfall profits, environmental (including taxes under Section 59A of the Code), customs duties,

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capital stock, franchise, profits, withholding, social security (or similar), unemployment, disability, Real Property, personal property, sales, use, transfer, registration, value added, alternative or add-on minimum, estimated, or other tax of any kind whatsoever, including any interest, penalty or addition thereto, whether disputed or not.

         "TAX RETURN" shall mean any return, declaration, report, claim for refund, or information return or statement relating to Taxes, including any schedule or attachment thereto, and including any amendment thereof.

         "TRANSACTIONS" shall mean the transactions contemplated by this Agreement and each of the other Transaction Documents.

         "TRANSACTION DOCUMENTS" shall mean, collectively, this Agreement, the Transition Services Agreement, the Pre-Closing Master Lease Agreement, License Exchange Agreement, License Acquisition Agreement, Instrument of Assignment (AWS Assigned Licenses), Assumption Agreement (AWS Assumed Liabilities), Assumption Agreement (USCC Assumed Liabilities), Instrument of Assignment (USCC Assigned Licenses), Bill of Sale and Assignment (USCC Assets), Assignment and Assumption Agreement (Section 1.5 Licenses), the Post-Closing Master Lease Agreement, the USCC Brand License Agreement and the Instrument of Assignment of Partnership Interests.

         "TRANSACTION TAXES" shall have the meaning set forth in Section
5.10(a).

         "TRANSFER" shall mean to sell, transfer, deliver, convey, assign or otherwise dispose of the applicable asset.

         "TRANSITIONED EMPLOYEES" shall have the meaning set forth in Section 6.1(a).

         "TRANSITION SERVICES AGREEMENT" shall mean the Transition Services Agreement of even date herewith between USCC and AWS.

         "TYPE 1 REPRESENTATION" shall have the meaning set forth in Section
8.1.

         "TYPE 2 REPRESENTATION" shall have the meaning set forth in Section
8.1.

         "USCC" shall have the meaning set forth in the preamble.

         "USCC ADVANCE PAYMENTS" shall have the meaning set forth in item (xv) of the definition of "USCC Assets" set forth in Section 1.1(b).

         "USCC ASSETS" shall have the meaning set forth in Section 1.1(b).

         "USCC ASSIGNED LICENSES" shall have the meaning set forth in the second recital.

         "USCC ASSUMED LIABILITIES" shall have the meaning set forth in Section 1.2(a).

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

         "USCC BRAND LICENSE AGREEMENT" means the Brand License Agreement to be dated the Closing Date between USCC and AWS in substantially the form attached hereto as EXHIBIT J.

         "USCC BUSINESS" shall have the meaning set forth in the second recital.

         "USCC CONTRACTS" shall have the meaning set forth in Section 4.18(a).

         "USCC DISCLOSURE SCHEDULE" shall have the meaning set forth in the first paragraph of Article 4.

         "USCC ENTITIES" shall mean USCC and each Person listed on SCHEDULE III.

         "USCC EXCLUDED LIABILITIES" shall have the meaning set forth in Section 1.2(b).

          "USCC INDEMNITEE" shall have the meaning set forth in Section 8.3.

         "USCC INTELLECTUAL PROPERTY" shall have the meaning set forth in
Section 4.11(b).

         "USCC MATERIAL ADVERSE EFFECT" shall mean any change, event, occurrence, fact, condition, effect or development that is materially adverse to
(i) the USCC Assigned Licenses, the USCC Systems and the USCC Assets, taken as a whole, (ii) the ability of USCC to consummate, or cause the USCC Entities to consummate, the Transactions or (iii) AWS's ownership and operation of the USCC Assigned Licenses, the USCC Systems or the USCC Assets following the Closing, taken as a whole, but in each case shall exclude any change, event, occurrence, fact, condition, effect or development resulting from changes affecting the wireless communications industry generally or general economic conditions in the United States.

         "USCC SERVICE AREA" shall have the meaning set forth in the second recital.

         "USCC STATE CONSENTS" shall mean the Consents listed on SCHEDULE 4.4.

         "USCC SYSTEM CONSENTS" shall have the meaning set forth in Section 4.18(b).

         "USCC SYSTEM CONTRACTS" shall have the meaning set forth in Section 4.18(b).

         "USCC SYSTEMS" shall have the meaning set forth in the second recital.

         "WARN ACT" shall mean the Worker Adjustment and Retraining Notification Act.

         "WORKING CAPITAL SCHEDULE" shall have the meaning set forth in Section 1.6(c).

         (b) When a reference is made in this Agreement to an Article or a Section, such reference shall be to an Article or a Section of this Agreement unless otherwise indicated. Unless the context otherwise requires, the terms defined hereunder shall have the meanings herein specified for all purposes of this Agreement, applicable to both the singular and plural forms of any of the terms defined herein. The terms defined in the

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singular shall have comparable meaning when used in the plural, and vice versa.
The word "including" shall connote "including without limitation." All references in Articles 3 and 4 to a "Schedule" are references to such Schedule as contained in the AWS Disclosure Schedule and USCC Disclosure Schedule, respectively.

         (c) In determining whether a document, asset or system is "principally used or held for use in connection with the operation of the USCC Systems" or relates to the operation of the USCC Systems or the USCC Business, the following factors shall be considered, among other factors: (1) whether or not the asset is reflected in the balance sheet of any USCC Entity; (2) whether or not the asset is located in the USCC Service Area; and (3) whether or not more than a majority of the asset's use (or, in the case of a contract, the contract's value or utility) is in connection with the USCC Systems or the USCC Business relative to the asset's use (or contract's value or utility) in connection with all of USCC's operations and business, and, if more than a majority of the asset's use (or contract's value or utility) is in connection with the USCC Systems or the USCC Business, the percentage of such use (or value or utility), both currently and historically.

         Section 10.17.   NO SET-OFF

         The obligations under this Agreement and any Transaction Document shall not be subject to set-off for any claim by any party or any of their respective Affiliates. Not in limitation of the foregoing, the parties hereto shall not, and shall cause their respective Affiliates not to, withhold performance of any of their respective obligations under this Agreement or the Transaction Documents due to a monetary claim under this Agreement or any Transaction Document, or due to any monetary or non-monetary claim under any other agreement between the parties or any of their respective Affiliates.

                            [SIGNATURE PAGE FOLLOWS]

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

         IN WITNESS WHEREOF, the parties hereto have executed this Agreement as of the date first above written.


                                                  AT&T WIRELESS SERVICES, INC


                                                  By   /s/ Joshua King
                                                    ----------------------------
                                                    Name:  Joshua King
                                                    Title: Vice President


                                                  UNITED STATES CELLULAR
                                                  CORPORATION


                                                  By   /s/ LeRoy T. Carlson Jr.
                                                    ----------------------------
                                                    Name:  LeRoy T. Carlson, Jr.
                                                    Title: Chairman

               Signature Page to Exchange Agreement dated as of March 7, 2003 between United States Cellular Corporation and AT&T Wireless Services, Inc.

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